UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 6, 2007

To our shareholders:

We will hold our annual meeting of shareholders at our Santa Ana campus, 1600 E. Saint Andrew Place, Santa Ana, California 92705, on Wednesday, June 6, 2007, at 10:00 a.m. local time. We are holding this meeting:

(1) To elect four directors for a three-year term and one director for a one-year term; and

(2) To transact any other business that properly comes before the meeting.

The shareholders of record at the close of business on April 11, 2007 will be entitled to vote at the meeting or any postponements or adjournments of the meeting.

Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope or vote via telephone or the Internet in accordance with the instructions on the enclosed proxy card. If you attend the meeting, you may vote your shares in person, which will revoke any prior vote.

By order of the Board of Directors,

Larry C. Boyd
Senior Vice President, Secretary and
General Counsel

April 26, 2007
Santa Ana, California

ii

1600 East Saint Andrew Place
Santa Ana, California 92705

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of our shareholders to be held on Wednesday, June 6, 2007, beginning at 10:00 a.m., local time, at our Santa Ana campus, 1600 E. Saint Andrew Place, Santa Ana, California 92705, and at any postponements or adjournments thereof. The enclosed form of proxy is solicited by our Board of Directors. The date of this proxy statement is April 26, 2007. It is first being mailed to our shareholders on April 26, 2007.

ABOUT THE MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Quorum

A quorum is the minimum number of shares required to hold a meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by our company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Who May Vote

Holders of record of our Class A common stock at the close of business on April 11, 2007 may vote at the annual meeting. Each share of Ingram Micro common stock that you own entitles you to one vote.

How to Vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

If you are a registered shareholder (meaning your name is included on the shareholder file maintained by our transfer agent, Computershare Trust Company, N.A.), you can vote by proxy in any of the following ways:

•	By Internet. If you have Internet access, you may submit your proxy from any location in the world by following the “To vote over the Internet” instructions on the proxy card. The deadline for voting electronically is 1:00 p.m. (Central Time) on June 5, 2007.

•	By Telephone. You may submit your proxy by following the “To vote by telephone” instructions on the proxy card. The deadline for voting by telephone is 1:00 p.m. (Central Time) on June 5, 2007.

•	In Writing. You may do this by signing your proxy card, or for shares held in street name, the voting instruction card included by your broker, bank or other nominee, and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, we will vote your shares in favor of the director candidates. The deadline for voting by mail is 1:00 p.m. (Central Time) on June 5, 2007 (your proxy card must be received by that time).

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

If you participate in our 401(k) Investment Savings Plan, you may vote an amount of shares of common stock equivalent to the interest in common stock credited to your account as of the record date. You may vote by instructing Fidelity Investments, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if they are received by May 28, 2007. If you do not provide the trustee with your voting instructions, the trustee will not vote on your behalf.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also abstain from voting.

Proposal You are Asked to Vote on and the Board’s Voting Recommendation

If you properly fill in your proxy card and send it to us in time to vote, or vote by the Internet or telephone, one of the individuals named on your proxy card will vote your shares as your proxy and as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:

•	“FOR” the election of all 5 nominees for director (see “Proposal 1 — Election of Directors”).

If any other matter is presented at the meeting, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

Vote Necessary to Approve Proposal

Directors are elected by a plurality, and the five nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Under current New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on Proposal 1 even if it does not receive voting instructions from you.

Revoking Your Proxy

You may revoke your proxy by: (1) sending in another signed proxy card with a later date; (2) providing subsequent Internet or telephone voting instructions; (3) notifying our Secretary in writing before the meeting that you have revoked your proxy; or (4) voting in person at the meeting.

Proxy Solicitation Costs

Our company will bear the costs of soliciting proxies.

PROPOSAL 1 —
ELECTION OF DIRECTORS

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the election of each of the nominees for election as directors described below, which is designated as proposal No. 1 on the enclosed proxy card.

Our Board of Directors oversees the management of our company on your behalf. Our Certificate of Incorporation and Bylaws currently provide for a classified Board of Directors. Each person elected as a Class III director at the annual meeting will serve a three-year term expiring at the 2010 annual meeting of shareholders. Our Governance Committee has recommended to the Board of Directors, and the Board of Directors has nominated for re-election the five persons currently serving as directors, whose terms are expiring at this annual meeting of shareholders. We did not receive any nominations from any shareholders.

Business background information on each of our director nominees is given below.

Nominee for Class I Director (term expiring at the 2008 annual meeting)

Leslie S. Heisz	Director since March 2007

Ms. Heisz, age 46, is an experienced investment banking and finance executive, and currently is a managing director of the Los Angeles office of Lazard Freres & Co., where she provides strategic advisory services for clients in a variety of industries. Before joining Lazard in 2003, Ms. Heisz was managing director of the Los Angeles office of Dresdner Kleinwort Wasserstein (and its predecessor Wasserstein Perella & Co.) for six years, specializing in mergers and acquisitions and leading the Gaming and Leisure Group. She was also a vice president at Salomon Brothers, where she developed the firm’s industry-leading gaming practice, and a senior consultant specializing in strategic information systems at Price Waterhouse. Ms. Heisz currently is a board member for International Game Technology, a publicly-traded manufacturer and operator of electronic gaming devices, and for Eldorado Resorts LLC, a privately-held owner and operator of casino hotels.

Nominees for election as Class III Directors (terms expiring at the 2010 annual meeting)

Orrin H. Ingram III	Director since September 1999

Mr. Ingram, age 46, is President and Chief Executive Officer of Ingram Industries Inc. Mr. Ingram held numerous positions with Ingram Materials Company and Ingram Barge Company before being named Co-President of Ingram Industries in January 1996. He was named to his present position as President and Chief Executive Officer of Ingram Industries in June 1999. He remains Chairman of Ingram Barge Company.

Michael T. Smith	Director since May 2001

Mr. Smith, age 63, is the former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, a world leading provider of digital television entertainment, broadband services, satellite-based private business networks, and global video and data broadcasting, serving from October 1997 to May 2001. Prior to assuming such positions in October 1997, Mr. Smith was Vice Chairman of Hughes Electronics and Chairman of Hughes Aircraft Company, responsible for the aerospace, defense electronics and information systems businesses of Hughes Electronics. He joined Hughes Electronics in 1985, the year the Company was formed, as Senior Vice President and Chief Financial Officer after spending nearly 20 years with General Motors Corporation in a variety of financial management positions. Mr. Smith is a member of the Board of Directors of Alliant Techsystems, Inc., Teledyne Technologies and Flir Inc.

Gregory M.E. Spierkel	Director since June 2005

Mr. Spierkel, age 50, has been our Chief Executive Officer since June 2005. He previously served as President from March 2004 to June 2005, as Executive Vice President and President of Ingram Micro Europe from June

1999 to March 2004, and as Senior Vice President and President of Ingram Micro Asia-Pacific from July 1997 to June 1999. Prior to working for Ingram Micro, Mr. Spierkel was Vice President of Global Sales and Marketing at Mitel Inc., a manufacturer of telecommunications and semiconductor products, from March 1996 to June 1997 and was President of North America at Mitel from April 1992 to March 1996.

Joe B. Wyatt	Director since October 1996

Mr. Wyatt, age 71, has been Chancellor Emeritus of Vanderbilt University in Nashville, Tennessee, since his retirement as Chancellor of Vanderbilt University, a position that he held from 1982 to 2000. Mr. Wyatt has also been a principal of The Washington Advisory Group since August 2000. Mr. Wyatt was previously a Director of Ingram Industries from April 1990 through October 1996. Mr. Wyatt is a Director of El Paso Corporation and Hercules Incorporated. He also serves as Chairman of the Universities Research Association.

Continuing Class II Directors (terms expiring at the 2009 annual meeting)

John R. Ingram	Director since April 1996

Mr. Ingram, age 45, is Vice Chairman of Ingram Industries Inc., Chairman of Ingram Book Group, Lightning Source Inc., a print-on-demand and digital distribution company, and Ingram Digital Group. He was Co-President of Ingram Industries from January 1996 to June 1999. Mr. Ingram was also President of Ingram Book Company from January 1995 to October 1996. Mr. Ingram served as our Acting Chief Executive Officer from May 1996 to August 1996 and held a variety of positions at our company from 1991 through 1994, including Vice President of Purchasing and Vice President of Management Services at Ingram Micro Europe, and Director of Purchasing.

Dale R. Laurance	Director since May 2001

Dr. Laurance, age 61, is the owner of Laurance Enterprises LLC, a private advisory services company. He is also the owner of Nightingale Properties, LLC, a Hawaiian real estate development company. He retired from Occidental Petroleum Corporation on December 31, 2004 where he had served as President since 1996 and Director since 1990. From 1983 to 1996 he served in various management and executive positions with Occidental Petroleum Corporation. Dr. Laurance is also a member of the Board of Directors of Jacobs Engineering Group Inc. and serves on the Advisory Board of Hancock Park Associates. Dr. Laurance is a director of the Saint John’s Health Center and serves on the Board of Trustees of the Polytechnic School. He also serves on the Board of Trustees of the Children’s Bureau and the Advisory Board of the Golden West Humanitarian Foundation. On March 27, 2007, the Board of Directors selected Dr. Laurance as its Chairman-designate to succeed Mr. Foster, who is retiring from the Board of Directors at the conclusion of our company’s 2007 Annual Meeting of Shareholders on June 6, 2007.

Kevin M. Murai	Director since June 2005

Mr. Murai, age 43, has been our President and Chief Operating Officer since June 2005. He previously served as our President from March 2004 to June 2005, as Executive Vice President and President of Ingram Micro North America from January 2002 to March 2004, as Executive Vice President and President of Ingram Micro U.S. from January 2000 to December 2001, as Senior Vice President and President of Ingram Micro Canada from December 1997 to January 2000, and Vice President of Operations for Ingram Micro Canada from January 1993 to December 1997.

Gerhard Schulmeyer	Director since July 1999

Mr. Schulmeyer, age 68, is Managing Partner of Gerhard LLC. From January 2002 to July 2006, Mr. Schulmeyer was Professor of Practice at the MIT Sloan School of Management. Mr. Schulmeyer served as President and Chief Executive Officer of Siemens Corporation, the holding company for U.S. businesses of Siemens AG (Munich, Germany), a world leader in electrical engineering and electronics in the information and communications, automation and control, power, transportation, medical and lighting fields, from January 1999 to

December 2003. Prior to assuming such positions, he served as President and Chief Executive Officer of Siemens Nixdorf, Munich/Paderborn, a position he held since 1994. Mr. Schulmeyer serves on the Board of Directors of Alcan Inc., Zurich Financial Services, and Korn/Ferry International.

Continuing Class I Directors (terms expiring at the 2008 annual meeting)

Kent B. Foster	Director since March 2000

Mr. Foster, age 63, was elected Chairman of the Board in May 2000 and upon re-election to the Board at the 2005 annual meeting of shareholders, became non-executive Chairman of the Board, effective June 1, 2005, when Mr. Foster retired as Chief Executive Officer. Mr. Foster had joined Ingram Micro as Chief Executive Officer and President and as a member of the Board of Directors in March 2000, after a 29-year career at GTE Corporation, a leading telecommunications company with one of the industry’s broadest arrays of products and services. From 1995 through 1999, Mr. Foster served as President of GTE Corporation and was a member of GTE’s Board of Directors from 1992 to 1999, serving as Vice Chairman of the Board from 1993 to 1999. In addition, he currently serves on the Board of Directors of Campbell Soup Company, Inc., J.C. Penney Company, Inc., and New York Life Insurance Company. Mr. Foster is retiring from the Board of Directors at the conclusion of our company’s 2007 Annual Meeting of Shareowners on June 6, 2007 after seven years as Chairman of the Board.

Howard I. Atkins	Director since April 2004

Mr. Atkins, age 56, is Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company in San Francisco, California. Prior to joining Wells Fargo in 2001, Mr. Atkins was Executive Vice President and Chief Financial Officer of New York Life Insurance Company in New York, New York from 1996 to 2001. Mr. Atkins also served as Executive Vice President and Chief Financial Officer of New Jersey-based Midatlantic Corporation from 1991 to 1996. Mr. Atkins joined the former Chase Manhattan Bank in 1974 and was, successively, in asset/liability management, U.S. capital markets/derivatives, head of Capital Markets for Europe, the Middle East and Africa, and head of the Bank’s worldwide derivatives trading business. He was Chase Manhattan Bank’s Treasurer from 1988 until 1991 when he became Chief Financial Officer of Midlantic Corporation.

Martha R. Ingram	Director since May 1996

Mrs. Ingram, age 71, is the Chairman of the Board of Ingram Industries Inc. and served as Chief Executive Officer of Ingram Industries from May 1996 to June 1999. Ingram Industries is a Nashville, Tennessee company with various operating divisions: Ingram Book Group, a leading wholesaler of trade books, textbooks and specialty magazines; Lightning Source Inc., a print-on-demand and digital content company; Ingram Marine Group, which includes Ingram Barge Company and Ingram Materials Company. Mrs. Ingram previously served as our Chairman of the Board from May 1996 to August 1996 and as Director of Public Affairs of Ingram Industries from 1979 to June 1995. Mrs. Ingram serves as Chairman of the Board of Trust of Vanderbilt University. She also serves on the Board of Directors of Weyerhaeuser Company and Regions Financial Corporation.

Linda Fayne Levinson	Director since August 2004

Ms. Levinson, age 65, is an advisor to professionally funded, privately held ventures. Ms. Levinson is presently Executive Chair of X1 Technologies, Inc., a privately held software company, and Chair of the Board of VendareNetBlue, a privately held internet media company. From February through July 2006, Ms. Levinson was also Interim CEO of that company. From 1997 until May 2004, Ms. Levinson was a Partner of GRP Partners, a venture capital firm investing in early stage technology companies in the financial services, internet media and online retail sectors. From 1982 until 1998, Ms. Levinson was President of Fayne Levinson Associates, an independent consulting firm advising major corporations. Prior to that, Ms. Levinson was an executive at Creative Artists Agency, Inc.; a Partner of Wings Partner, a Los Angeles-based merchant bank; a Senior Vice President of American Express Travel Related Services Co., Inc.; and a Partner of McKinsey & Company, where she became the first woman partner in 1979. Ms. Levinson also serves as a member of the Board of Directors of NCR Corporation, Jacobs Engineering Group Inc. and The Western Union Company.

Martha R. Ingram is the mother of John R. Ingram and Orrin H. Ingram II. There are no other family relationships among our directors or executive officers.

BOARD OF DIRECTORS

The Board of Directors held 7 meetings during fiscal 2006. All directors, with the exception of Ms. Heisz who was elected as a director effective March 1, 2007, attended more than 75% of the total number of meetings of the Board and the committees on which he or she served in 2006. The Board and its committees regularly hold executive sessions of non-management directors without management present. Directors are encouraged and expected to attend the annual meeting of shareholders. All directors, with the exception of Ms. Heisz, attended Ingram Micro’s 2006 annual meeting of shareholders.

Compensation of Board of Directors

Ingram Micro pays directors who are not employed by our company (“non-management directors”), (1) an annual retainer award of cash, stock options and restricted stock/restricted stock units with an estimated value of $167,000 ($182,000 for committee chairs), and (2) meeting fees for attending meetings of the Board. Beginning January 1, 2007 the estimated value of the annual retainer award for the directors increased to $180,000 ($195,000 for Committee Chairs and $200,000 for the Audit Committee Chair).

Annual Retainer Award. The mix of cash, stock options and restricted stock/restricted stock units for the annual retainer award must be selected by each non-management director prior to December 31 of each year or promptly upon initial election to the Board, as the case may be. The award is pro rated for partial year service. The mix of cash, stock options and restricted stock for the annual retainer award is subject to the following assumptions and restrictions:

•	Cash. If cash is selected as a component of compensation, the amount that may be selected ranges from $0 to $67,000 which increased to a maximum of $70,000 beginning January 1, 2007. Committee chairs are paid a minimum of $15,000 cash and may elect a maximum amount of $82,000. Effective January 1, 2007, the maximum amount that may be selected in cash increased to $85,000 for Committee Chairs and the Audit Committee Chair’s minimum will increase to a minimum of $20,000 and a maximum of $90,000.

•	Equity-based Compensation. Equity-based compensation must be selected as a component of compensation. The equity-based compensation may consist of stock options, restricted stock/restricted stock units or a combination thereof and must have a value of at least $100,000 which increased to $110,000 in 2007. The sum of the cash retainer and the value of the equity-based compensation selected may not exceed $167,000 ($182,000 for committee chairs). Beginning January 1, 2007 the sum of the cash retainer and the value of equity-based compensation selected may not exceed $180,000 ($195,000 for Committee Chairs and $200,000 for the Audit Committee Chair).

•	Stock Options. Options are granted as non-qualified stock options at the time of the first semi-annual stock option grant made to our management each year (historically the first trading day in February, but starting in 2006, the first trading day in January) (the “management grant date”). For 2006 awards, the number of options granted is based on the dollar value of the amount of stock options selected, divided by the fair value determined using the Black-Scholes calculation used to determine the management stock option grant. For 2007 awards, the number of options to be granted is based on the dollar value of the amount of stock options selected, divided by the fair value determined using a calculation as prescribed by Statement of Financial Accounting Standards 123R (“FAS 123R”). The options have an exercise price equal to the closing price of our common stock on the NYSE on the date of grant, vest one-twelfth per month and have a term of ten years less one day.

•	Restricted Stock/Restricted Stock Units. Restricted stock/restricted stock units are also granted on the management grant date. The number of shares granted are equal to the dollar value of the amount of restricted stock selected divided by the closing price of our common stock on the NYSE on the date of grant rounded up to the next whole share. Restrictions on disposition of the shares for shares granted in 2006 lapsed on February 1, 2007. Beginning with the January 2007 award, restrictions will lapse on

December 31 of the calendar year in which the award is made. Restricted stock units were added in 2005 and, if elected, are allowed to be deferred in accordance with Internal Revenue Code Section 409A.

Meeting Fees. Non-management directors also receive a cash fee of $1,000 for each Board and committee meeting they attend, whether in person or by conference telephone call. The amount of the cash fee increased to $1,500 beginning January 1, 2007.

Other. Each director is required to achieve and maintain ownership of at least 15,000 shares of our common stock (with vested but unexercised stock options counted as owned shares) beginning five years from the date of his or her election to the Board. All current directors, with the exception of Ms. Heisz, who was elected as director effective March 1, 2007, meet this stock ownership requirement. Each director is also reimbursed for expenses incurred in attending meetings of the Board and Board committees. Beginning 2004, each director was also able to elect to defer his or her cash compensation through a non-qualified deferral plan. Directors who defer cash compensation may elect to have earnings, or losses, credited to their deferrals as if their deferrals were invested in the various investment options available under our company’s Supplemental Investment Savings Plan, a non-qualified deferred compensation plan. Directors are not credited with “above-market” or “preferential” interest.

Additional Compensation for Non-Executive Chairman of the Board. In 2005, we entered into an agreement with Mr. Foster to compensate him separately in his capacity as non-executive Chairman of the Board (the “2005 Agreement”). Mr. Foster will receive a $6 million cash retention bonus at the end of the two year term of the agreement (June 1, 2007) if he remains as the non-executive Chairman of the Board throughout the term. Mr. Foster also receives an annual non-executive Chairman’s fee equal to $650,000 payable in cash and equity-based compensation, plus the standard Board of Director’s annual retainer compensation package comprised of an annual award of cash and equity-based compensation, with an estimated value of approximately $167,000. This combined with his annual non-executive Chairman fee totals $817,000. If Mr. Foster were to select cash as part of the mix of his compensation, such election may not be greater than 40% of his total aggregate annual compensation. See “Compensation Discussion and Analysis — Employment Contracts, Termination of Employment Arrangements and Charge-in-Control Arrangements — Agreements with Kent B. Foster” for additional compensation information relating to Mr. Foster’s agreement. Mr. Foster is retiring from the Board after seven years as Chairman of the Board immediately after the 2007 Annual Meeting. In connection with Mr. Foster’s retirement, the Board has approved that Mr. Foster’s 61,180 and 49,360 unvested options with vesting dates of July 1, 2007 and February 1, 2008, respectively, will vest immediately on June 6, 2007, the date of Mr. Foster’s retirement.

Dr. Laurance, who will succeed Mr. Foster as Chairman of the Board, will continue to receive compensation as a non-executive Board member pursuant to the Compensation Plan for Non-Executive Members of the Board of Directors. Dr. Laurance will receive additional compensation in his new role as non-executive Chairman of the Board effective June 6, 2007 pursuant to the Compensation Plan of Non-Executive Chairman of the Board of Directors adopted by the Board on March 27, 2007 (“Non-Executive Chairman Plan”). Under the Non-Executive Chairman Plan, Dr. Laurance will receive additional annual compensation in an amount equal to $250,000 payable in cash and equity (stock options, restricted stock or restricted stock units) awarded under our company’s 2003 Equity Incentive Plan.

2006 Compensation of Non-Management Directors  The following table lists the 2006 non-management director compensation which is comprised of: (1) an annual retainer award paid, based on each of their elections, in cash, stock options, restricted stock, restricted stock units or a combination thereof, (2) meeting fees paid to non-management directors for attending meetings of the Board and Board committees, and (3) the additional compensation for the non-executive Chairman of the Board as discussed above.

DIRECTOR COMPENSATION
(for fiscal year 2006)

						Change in
						Pension
						Value and
				Non-Equity		Nonqualified
	Fees Earned	Stock	Option	Incentive Plan		Deferred
	or Paid	Awards	Awards	Compensation		Compensaion	All Other
Name	in Cash ($)	($)(12)	($)(12)	($)		Earnings	Compensaton ($)		Total ($)

Howard Atkins(1)	$81,000	$100,018	$—	—		—	$—		$181,018
Kent B. Foster(2)	339,000	490,001	—	—	(3)	—	36,250	(3)	865,251
John R. Ingram(4)	91,000	100,018	—	—		—	—		191,018
Martha R. Ingram(5)	84,000	—	89,731	—		—	—		173,731
Orrin H. Ingram II(6)	84,000	—	89,731	—		—	—		173,731
Dale R. Laurance(7)	37,000	—	149,846	—		—	—		186,846
Linda Fayne Levinson(8)	83,000	—	89,731	—		—	—		172,731
Gerhard Schulmeyer(9)	66,000	132,002	—	—		—	—		198,002
Michael T. Smith(10)	105,000	80,018	17,952	—		—	—		202,970
Joe B. Wyatt(11)	106,000	—	89,731	—		—	—		195,731

(1)	Mr. Atkins, a non-chair Board member, was entitled to a base compensation package of $167,000, of which he elected $67,000 in cash retainer and $100,000 in restricted stock. The cash portion was paid in four equal quarterly installments. The restricted stock was granted on January 3, 2006 and restrictions lapsed on February 1, 2007. In addition, Mr. Atkins attended 14 meetings in 2006 and was paid $14,000 in meeting fees.

(2)	Mr. Foster, as non-executive Chairman of the Board, was paid $817,000. He elected $327,000 in cash retainer and $490,000 restricted stock. The cash portion was paid in four equal quarterly installments. The restricted stock portion was granted on January 3, 2006 and the restrictions lapsed on February 1, 2007. In addition, Mr. Foster attended 12 meetings and was paid $12,000 in meeting fees.

(3)	Not included in this table is Mr. Foster’s performance award granted to him when he was our Chief Executive Officer under the June 2005-2006 Long Term Executive Cash Incentive Award Program, which program performance period has concluded, and Mr. Foster was paid $683,267 (at 82.6% of target). See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” for further information on payout under this program. See also “Compensation Discussion and Analysis — Employment Contracts, Termination of Employment Arrangements and Change-in-Control Arrangements — Agreements with Kent B. Foster” for additional compensation information relating to Mr. Foster’s agreement, including his continued eligibility while non-executive Chairman of the Board under our company’s cash long-term incentive programs which were established while he was still Chief Executive Officer. Mr. Foster’s “All Other Compensation” of $36,250 is pursuant to the 2005 Agreement that provides perquisites that include a) technical support for computer and telecommunications, $11,007; b) executive administrative support, $18,172; c) computer and telecommunications equipment, $3,591; and d) executive physical examinations, $3,480.

(4)	Mr. Ingram, a non-chair Board member, was entitled to a base compensation package of $167,000, of which he elected $67,000 in cash retainer and $100,000 in restricted stock. The cash portion was paid in four equal quarterly installments. The restricted stock portion was granted on January 3, 2006 and the restrictions will lapse on February 1, 2007. In addition, Mr. Ingram attended 24 meetings in 2006 and was paid $24,000 in meeting fees.

(5)	Mrs. Ingram, a non-chair Board member, was entitled to a base compensation package of $167,000, of which she elected $67,000 in cash retainer and $100,000 in stock options. The cash portion was paid in four equal quarterly installments. Stock options were granted on January 3, 2006, with an exercise price of $19.55 per share, which vest one-twelfth a month over a twelve month period, commencing February 3, 2006, and expire 10 years less one day from grant date. In addition, Mrs. Ingram attended 17 meetings in 2006 and was paid $17,000 in meeting fees.

(6)	Mr. Ingram, a non-chair Board member, was entitled to a base compensation package of $167,000, of which he elected $67,000 in cash retainer and $100,000 in stock options. The cash portion was paid in four equal quarterly installments. Stock options were granted on January 3, 2006, with an exercise price of $19.55 per share, which vest one-twelfth a month over a twelve month period, commencing February 3, 2006, and expire 10 years less one day from grant date. In addition, Mr. Ingram attended 17 meetings in 2006 and was paid $17,000 in meeting fees.

(7)	Dr. Laurance, committee-chair Board member, was entitled to a base compensation package of $182,000, of which he elected $15,000 in cash retainer and $167,000 in stock options. Stock options were granted on January 3, 2006, with an exercise price of $19.55 per share, which vest one-twelfth a month over a twelve month period, commencing February 3, 2006, and expire 10 years less one day from grant date. In addition, Dr. Laurance attended 22 meetings in 2006 and was paid $22,000 in meeting fees. Dr. Laurance deferred receipt of all of his cash compensation until after termination of service from the Board.

(8)	Ms. Fayne Levinson, a non-chair Board member, was entitled to a base compensation package of $167,000, of which she elected $67,000 in cash retainer and $100,000 in stock options. The cash portion is paid in four equal quarterly installments. Stock options were granted on January 3, 2006, with an exercise price of $19.55 per share, which vest one-twelfth a month over a twelve month period, commencing February 3, 2006, and expire 10 years less one day from grant date. In addition, Ms. Levinson attended 16 meetings in 2006 and was paid $16,000 in meeting fees.

(9)	Mr. Schulmeyer, a committee-chair Board member, was entitled to a base compensation package of $182,000, of which he elected $50,000 in cash retainer and $132,000 in restricted stock units. The restricted stock units were granted on January 3, 2006 and restrictions will lapse on February 1, 2007. In addition, Mr. Schulmeyer attended 16 meetings in 2006 and was paid $16,000 in meeting fees. Mr. Schulmeyer deferred receipt of all of his cash compensation until after termination of service from the Board. He also deferred receipt of his restricted stock units until he retires from the Board.

(10)	Mr. Smith, a committee-chair Board member, was entitled to a base compensation package of $182,000, of which he elected $82,000 in cash retainer, $20,000 in stock options and $80,000 in restricted stock. Stock options were granted on January 3, 2006, with an exercise price of $19.55 per share, which vest one-twelfth a month over a twelve month period, commencing February 3, 2006, and expire 10 years less one day from grant date. The restricted stock was granted on January 3, 2006 and restrictions will lapse on February 1, 2007. In addition, Mr. Smith attended 23 meetings in 2006 and was paid $23,000 in meeting fees. Mr. Smith deferred receipt of all of his cash compensation until after termination of service from the Board.

(11)	Mr. Wyatt, committee-chair Board member, was entitled to a base compensation package of $182,000, of which he elected $82,000 in cash retainer and $100,000 in stock options. The cash portion was paid in four equal quarterly installments. Stock options were granted on January 3, 2006, with an exercise price of $19.55 per share, which vest one-twelfth a month over a twelve month period, commencing February 3, 2006, and expire 10 years less one day from grant date. In addition, Mr. Wyatt attended 24 meetings in 2006 and was paid $24,000 in meeting fees.

(12)	Since the information required to be disclosed under these columns are the amounts equal to the grant date fair value of the awards determined pursuant to FAS 123R, these amounts may not conform to the exact dollar value of equity awards selected by our Board members. See notes 2 and 12 to Ingram Micro’s consolidated financial statements in our company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, which was filed with the SEC on February 26, 2007, for a discussion of the estimated forfeiture rate which is not required to be taken into account for these FAS 123R values.

Option Awards — Stock options were awarded on January 3, 2006. The fair value of the award on January 3, 2006 determined in accordance with FAS 123R was $7.2769. The fair value was determined using a Black-

Scholes model and the following assumptions: stock price volatility of 40.30%; expected option life of 4 years; dividend yield of 0%; and risk free interest rate of 4.3%. See discussion above under “Annual Retainer Award-Stock Options”.

Stock Awards — Restricted stock awards/units were awarded on January 3, 2006, at the closing price of $19.55.

Committees of the Board of Directors

Our Board of Directors has standing Audit, Executive and Finance, Governance and Human Resources Committees. Messrs. Spierkel and Murai attend all Board Committee meetings, although they are not designated members of any Board Committees. The following table lists members of the Committees as of the date of the Proxy Statement.

Executive
		and		Human
	Audit	Finance	Governance	Resources
Name	Committee	Committee	Committee	Committee

Kent B. Foster		*
Howard I. Atkins		*		*
Leslie S. Heisz	*	*
John R. Ingram	*		*
Martha R. Ingram		*	*
Orrin H. Ingram II		*		*
Dale R. Laurance	*		**
Linda Fayne Levinson			*	*
Gerhard Schulmeyer		**		*
Michael T. Smith	*			**
Joe B. Wyatt	**		*

*	Member

**	Chair

In addition, the Board of Directors has made, subject to the election of the director nominees by the stockholders at the Annual Meeting, the following committee assignments to be effective immediately after the Annual Meeting:

Executive
		and		Human
	Audit	Finance	Governance	Resources
Name	Committee	Committee	Committee	Committee

Dale R. Laurance		*
Howard I. Atkins		*		*
Leslie S. Heisz	*	*
John R. Ingram	*		*
Martha R. Ingram		*	*
Orrin H. Ingram II		*		*
Linda Fayne Levinson			*	**
Gerhard Schulmeyer		**		*
Michael T. Smith	*		**
Joe B. Wyatt	**		*

*	Member

**	Chair

Audit Committee — 12 meetings in 2006.  The Audit Committee assists our Board of Directors’ oversight of (1) the integrity of our financial reporting processes and systems of internal controls regarding finance, accounting, legal and ethical compliance, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our independent registered public accounting firm and internal audit department. In addition, the Committee is charged with providing an avenue of open communication among our independent registered public accounting firm, management, our internal audit department, and our Board of Directors. The Committee also appoints our independent registered accounting firm, discusses and reviews in advance the scope of and the fees to be paid in connection with the annual audit and reviews the results of the audit with our independent registered public accounting firm, monitors the independence and performance of our independent registered accounting firm, reviews our compliance with applicable major accounting and financial reporting policies, reviews the adequacy of our financial organization, reviews management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices and reviews our draft annual report on Form 10-K, quarterly reports on Form 10-Q, and annual financial statements and other key accounting and/or reporting matters, and the activities and recommendations of our internal audit department. The Audit Committee discusses our company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. A detailed list of the Committee’s functions is included in its charter, a copy of which is attached under Exhibit A and can also be accessed by following the links to “Corporate Governance” under “Investor Relations” on our company’s website at www.ingrammicro.com.

Executive and Finance Committee — 5 meetings in 2006.  The Executive and Finance Committee oversees the financial affairs and policies of our company and make decisions requiring the attention of the Board between regularly scheduled meetings of the Board, subject to the limitations set forth in our Bylaws. Under our Bylaws, during the period of time between each regularly scheduled meeting of the Board, management decisions requiring the immediate attention of the Board of Directors may be made with the approval of a majority of the members of the Committee; provided, however, that the Committee shall not have the authority to approve certain delineated items which require the approval of the Board. A detailed list of the Committee’s functions is included in its charter, a copy of which is attached under Exhibit B and can also be accessed by following the links to “Corporate Governance” under “Investor Relations” on our company’s website at www.ingrammicro.com.

Governance Committee — 5 meetings in 2006.  The Governance Committee is responsible for developing and recommending to the Board a set of corporate governance principles applicable to our company, and thereafter recommending such changes as it deems appropriate to maintain effective corporate governance. In addition, the Committee is responsible for identifying candidates for election to the Board of Directors, developing and reviewing background information for candidates, making recommendations to the Board regarding such candidates, reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders, and recommending for nomination by the Board, members of Board committees, as well as Board committee chair positions. The Committee also reviews and recommends for consideration and approval by the Board, the form and amounts of compensation for non-management directors and oversees the annual self-evaluations of the Board and its committees, as well as director performance and board dynamics.

Pursuant to our Corporate Governance Guidelines, Dr. Laurance, due to his position as Chairman of the Governance Committee, was automatically the Lead Director of the Board, and as such, presided at executive sessions of the Company’s non-management directors during fiscal year 2006. Effective March 27, 2007, our Board of Directors amended our Corporate Governance Guidelines to provide that non-management directors shall choose a Lead Director when the Chairman of the Board is not independent of management and that the Chairman of the Board shall perform the duties of the Lead Director when the Chairman is independent of management. Dr. Laurance continues to be our Lead Director and will act in such role when he becomes Chairman of the Board after Mr. Foster retires on June 6, 2007.

A detailed list of the Committee’s functions is included in its charter, a copy of which is attached as Exhibit C and can also be accessed by following the links to “Corporate Governance” under “Investor Relations” on our company’s website at www.ingrammicro.com.

Human Resources Committee — 5 meetings in 2006.  The Human Resources Committee assists the Board in overseeing and establishing the compensation of all executive officers and administering all stock-related and long-term executive incentive plans. The Committee reviews and reports to the Board on our key strategic and operational human resource issues, ensuring that investments in human assets provide maximum return to all partners — associates, customers, shareholders and vendors. The Committee’s oversight areas include executive compensation strategy, succession planning processes and key leader succession planning, and work environment assessment and improvement. A detailed list of the Committee’s functions is included in its charter, a copy of which is attached as Exhibit D and can also be accessed by following the links to “Corporate Governance” under Investor Relations” on our company’s website at www.ingrammicro.com. Additional information on the Committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below.

Corporate Governance

Code of Conduct.  Our code of conduct applies to all members of the Board of Directors, officers appointed by the Board of Directors and other Ingram Micro associates and codifies our commitment to the highest standards of corporate governance. If we make any amendment to the code of conduct or grant any waiver, including any implicit waiver, from a provision of the code of conduct to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver at www.ingrammicro.com or on a current report on Form 8-K.

Corporate Governance Guidelines.  In March 2007, the Board of Directors amended our Corporate Governance Guidelines to, among other things, remove the mandatory retirement age for directors, and provide that non-management directors shall choose a Lead Director when the Chairman of the Board is not independent of management and that the Chairman of the Board shall perform the duties of the Lead Director when the Chairman is independent of management. Effective corporate governance that ensures management follows the highest ethical standards is not a new concept to our company. It is an important principle that is embraced at all levels of our company, beginning with how our Board operates. Members of our Board of Directors are kept informed about our business through discussions with the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees. Our Board members provide feedback to management on a regular basis and meet in executive session, without any members of management, at each regular meeting.

Our Corporate Governance Guidelines address important corporate governance policies and procedures, including those relating to (1) composition of the Board and membership criteria; (2) director qualifications (such as independence, simultaneous service on other Boards and conflicts of interests); (3) Board member responsibilities (including attendance at annual shareowner meetings); (4) establishment of Board agenda; (5) establishment of a lead director position; (6) regularly scheduled meetings of non-management Board members; (7) Board size; (8) Board committees; (9) Board member access to management and independent advisors; (10) director compensation; (11) director orientation and continuing education; (12) management evaluation and management succession; and (13) annual performance evaluation of the Board, its committees, and the individual Board members.

Our Board expects to consider further amendments to these corporate governance guidelines from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the SEC and the NYSE, and to address any changes in our operations, organization or environment.

Independence Determination for Directors

The Board of Directors adopted director independence standards as part of our Corporate Governance Guidelines. Pursuant to the Guidelines, the Board undertook its annual review of director independence in March 2007. During this review, the Board considered any transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates, including holdings of stock of our company by Martha, John and Orrin Ingram and certain arms-length commercial relationships between Ingram Micro and Wells Fargo (where Mr. Atkins serves as Chief Financial Officer) which are immaterial in amount and nature to both Wells Fargo and Ingram Micro and did not create conflicts of interests under Ingram Micro’s Code of Conduct (including a sublease between Ingram Micro Canada and a Wells Fargo subsidiary in Canada and ordinary course lease financing provided by a Wells Fargo finance subsidiary to certain of Ingram Micro’s end-user customers pursuant to which Ingram Micro US receives immaterial customary referral fees).

The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board determined that all of the directors nominated for election at the annual meeting, as well as all other directors serving on the Board are independent of our company and its management under the standards set forth in the Corporate Governance Guidelines, as well as under Audit Committee independence requirements of the SEC and the NYSE, with the exception of Kent Foster, Gregory Spierkel and Kevin Murai. Messrs. Foster, Spierkel and Murai are considered inside directors because of either their former employment or current employment (in the case of Messrs. Spierkel and Murai) as a senior executive of our company. All of the members of the Human Resources, Audit and Governance Committees are independent.

Audit Committee Financial Qualifications

Our Board of Directors has determined that each member of the Audit Committee: (1) meets the independence criteria prescribed by applicable law and rules of the SEC for Audit Committee membership and (2) is an “independent director” within the meaning of NYSE listing standards and the standards established by our company. Each member of the Audit Committee also meets the NYSE’s financial literacy requirements. No member of our Audit Committee serves on more than three audit committees of public corporations.

In addition, the Board of Directors has designated Michael Smith as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and has determined that he also meets the NYSE’s professional experience requirements through experience gained in his previous positions as former Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, Vice Chairman of Hughes Electronics and Chairman of Hughes Aircraft Company, as Senior Vice President and Chief Financial Officer of Hughes Electronics, and in nearly 20 years with General Motors Corporation in a variety of financial management positions.

Director Nominations

General Criteria and Process  In identifying and evaluating director candidates, the Governance Committee does not set specific criteria for directors. As expressed in the Governance Committee charter, in nominating candidates, the Governance Committee shall comply with the requirements of our company’s Bylaws and take into consideration such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Governance Committee may use and pay for assistance from consultants, including obtaining background checks, and advice from outside counsel, to assist its review and evaluation.

Shareholder Nominations  Shareholders who wish to recommend nominees for consideration by the Governance Committee may submit their nominations in writing to our Corporate Secretary at the address set forth below under “Annual Report.” The Governance Committee may consider such shareholder recommendations when it evaluates and recommends nominees to the Board of Directors for submission to the shareholders at each annual meeting. In addition, shareholders may nominate directors for election by complying with the eligibility, advance notice and other provisions of the policy. Under the policy, the shareholder must provide timely notice of the nomination to us to be considered by the Governance Committee in connection with our company’s next annual meeting of shareholders. To be timely, the Corporate Secretary must receive the shareholder’s proposal and the information required in the policy on or before December 30th of the year immediately preceding such annual meeting. A copy of the policy is available on the Investor Relations section of our company’s website, www.ingrammicro.com.

Contacting the Board and Further Information on Corporate Governance

Any interested person who desires to communicate with our company’s non-management directors may so do as follows:

•	Confidentially or anonymously through our company’s Hotline, 1 (877) INGRAM2, or 1 (877) 464-7262.

•	By writing to the Board of Directors. The Corporate Secretary will promptly forward such interested person communications so received to our company’s Board of Directors, to the individual director or directors to whom the communication was addressed or other appropriate departments or outside advisors, depending on the nature of the concern. Interested persons who wish to communicate directly with the Board of Directors may do so by writing to our Corporate Secretary, Worldwide Legal Department, Ingram Micro Inc., 1600 East Saint Andrew Place, Santa Ana, California 92705.

Our code of conduct, corporate governance guidelines, and shareholder nominations policy and committee charters are accessible by following the links to “Corporate Governance” on our company’s website at www.ingrammicro.com. Furthermore, upon request to our Corporate Secretary at the address set forth below under “Annual Report,” we will provide copies of our code of conduct, corporate governance guidelines, shareholder nominations policy and committee charters without charge.

STOCK OWNERSHIP

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table found on page 27 of this proxy statement, our directors and executive officers as a group, and beneficial owners of more than 5% of our common stock. Except as otherwise indicated, all information is as of January 19, 2007. At January 19, 2007, there were 169,698,921 shares of common stock outstanding.

	Common Stock
Name	Shares Beneficially Owned		% of Class

Directors:
Kent B. Foster	3,980,170	(1)	2.3%
Howard I. Atkins	19,898		*
John R. Ingram(2)(3)	21,466,979	(1)(4)(5)(6)(7)	12.7%
Martha R. Ingram(2)(3)	19,937,365	(1)(4)(5)	11.7%
Orrin H. Ingram II(2)(3)	21,789,000	(1)(4)(5)(6)	12.8%
Dale R. Laurance	91,398	(1)	*
Linda Fayne Levinson	29,720	(1)	*
Gerhard Schulmeyer	78,061	(1)	*
Michael T. Smith	81,774	(1)	*
Joe B. Wyatt	154,756	(1)	*
Named Executive Officers:
Gregory M.E. Spierkel	1,168,919	(1)	*
William D. Humes	236,470	(1)	*
Kevin M. Murai	1,050,962	(1)	*
Henri T. Koppen	452,744	(1)	*
Alain Monié	171,460	(1)	*
Executive Officers and Directors, as a group (22 persons)	33,995,374	(1)(5)(6)	19.0%
Other 5% Shareholders:
E. Bronson Ingram QTIP Marital Trust(2)(3)	19,099,259		11.3%
FMR Corp.	15,508,109	(8)	9.1%
Barclays Global Investors, N.A	25,438,923	(9)	15.0%

*	Represents less than 1% of our outstanding common stock.

(1)

				Includes Shares of
				Ingram Micro Common
			Includes Shares of	Stock Held by
			Ingram Micro Common	New York Life
			Stock Held by	Investment
			Fidelity	Management LLC as
		Includes	Investments as	administrator of
	Includes	Options to	administrator of	the Ingram
	Vested	Purchase	the Ingram Micro	Industries Thrift
	Options to	Shares of	401(k) Plan, based	Plan, based on
	Purchase	Ingram Micro	on information	information
	Shares of	Common Stock	received from such	received from such
	Ingram Micro	within 60 Days	administrator as of	administrator as of
Name	Common Stock	of January 19, 2007	December 31, 2006	December 31, 2006

Kent Foster	3,806,139	117,610	—	—
John Ingram	58,679	0	—	8,304
Martha Ingram	97,177	2,339	—	2,756
Orrin Ingram	85,037	2,339	—	17,148
Dale Laurance	59,785	3,827	—	—
Linda Fayne Levinson	20,024	850	—	—
Gerhard Schulmeyer	45,270	0	—	—
Michael Smith	46,895	531	—	—
Joe Wyatt	93,037	2,339	—	—
Gregory Spierkel	1,119,339	47,580	—	—
William Humes	221,258	15,212	—	—
Kevin Murai	994,048	56,914	—	—
Henri Koppen	418,413	34,120	211	—
Alain Monié	137,340	34,120	—	—
Executive Officers and Directors as a group (22 persons)	8,517,483	430,143	4,383	28,208

(2)	Orrin H. Ingram II, John R. Ingram, and Martha R. Ingram are trustees of the E. Bronson Ingram QTIP Marital Trust (the QTIP Trust), and accordingly each can be deemed to be the beneficial owner of shares held by the QTIP Trust.

(3)	The address for each of the indicated parties is c/o Ingram Industries Inc., One Belle Meade Place, 4400 Harding Road, Nashville, Tennessee 37205.

(4)	Excludes 131,000 shares of common stock owned by Ingram Industries, however, as principal shareholders of Ingram Industries, the indicated shareholders may be deemed to be beneficial owners of the shares held by Ingram Industries.

(5)	Includes 20,708,355, 20,708,355, 19,099,259 and 21,102,375 shares, for Orrin H. Ingram II, John R. Ingram, Martha R. Ingram, and all executive officers and Directors as a group, respectively, which shares are held by various trusts or foundations of which these individuals are trustees or where such individuals could each be deemed to be the beneficial owner of the shares.

(6)	Excludes for John R. Ingram 185,312 shares held by one or more trusts of which he and/or his children are beneficiaries, and for Orrin H. Ingram II 188,815 shares held by one or more trusts of which he and/or his children are beneficiaries. Each such individual disclaims beneficial ownership as to such shares.

(7)	Includes 242,188 shares held by four minor children of reporting person, as to which reporting person disclaims beneficial ownership.

(8)	Based on information provided in a Schedule 13G (Amendment No. 5) filed on February 14, 2007, FMR Corp. (FMR) has sole voting power with respect to 1,538,296 shares and sole dispositive power with respect to 15,508,109 shares. The address for FMR is 82 Devonshire Street, Boston, MA 02109.

(9)	Based on information provided in a Schedule 13G (Amendment No. 2) filed on January 11, 2007, Barclays Global Investors, N.A. has sole voting power with respect to 18,148,953 shares and sole dispositive power with respect to 20,703,083 shares; Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to 1,961,061 shares; Barclays Global Investors, Ltd has sole voting power and sole dispositive power with respect to 1,897,879 shares; and Barclays Global Investors Japan Limited has sole voting power and sole dispositive power with respect to 876,900 shares. The address for Barclays Global Investors, N.A. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address for Barclays Global Investors, Ltd is Murray House, 1 Royal Mint Court, London EC3N 4HH, England.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2006 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except for one report for each of our directors (other than Ms. Heisz who joined the Board on March 1, 2007) and executive officers covering one equity-based award on January 3, 2006 (reported on January 12, 2006) for each that due to our administrative error was untimely filed on behalf of each of them.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements entered into in connection with our November 1996 split-off from our former parent, Ingram Industries

We were split-off from our former parent, Ingram Industries, in November 1996. We agreed to register at various times shares of common stock issuable upon the exercise of certain Ingram Industries options and stock appreciation rights held by current or former employees or directors of Ingram Industries, its former subsidiary Ingram Entertainment or their subsidiaries, which options and stock appreciation rights were converted into options to purchase shares of our common stock in 1996. We have completed several registrations with respect to shares of common stock issuable upon exercise of these rollover stock options. The registration statement that we have agreed to keep current is described below.

Registration statements being kept current.  We filed a registration statement on Form S-3 covering 10,949,298 shares of common stock that was declared effective on November 20, 1997. It relates to our offer and sale of up to 2,485,944 shares of common stock upon the exercise of options under the Ingram Micro Rollover Option Plan (which options have all expired pursuant to the terms of such option awards) and up to 250,000 shares under the Ingram Micro Amended and Restated 1996 Equity Incentive Plan. It also relates to the offer and sale by our 401(k) plan, the Ingram Thrift Plan, and the Ingram Entertainment Thrift Plan of a total of 8,213,354 shares of our common stock (resulting from the conversion of shares of Class B common stock held by these plans). We have agreed to keep the registration statement current.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Ingram Micro filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of the Board of Directors has furnished the following report.

The charter of the Audit Committee of the Board of Directors of Ingram Micro Inc. (“Ingram Micro”) specifies that the purpose of the Audit Committee is to discharge its responsibilities as set forth in Ingram Micro’s Amended and Restated Bylaws and to assist the Board’s oversight of:

•	The integrity of Ingram Micro’s financial reporting process and systems of internal controls regarding finance, accounting, legal and ethical compliance;

•	Ingram Micro’s compliance with legal and regulatory requirements; and

•	The independence and performance of Ingram Micro’s independent registered public accounting firm and internal audit department.

In addition, the Audit Committee is charged with providing an avenue of open communication among Ingram Micro’s independent registered public accounting firm, management, internal audit department, and Board of Directors.

The Audit Committee expects to consider further amendments to its Charter from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the SEC and the NYSE, and to address any changes in Ingram Micro’s operations, organization or environment.

•	The Audit Committee meets with management periodically to consider the adequacy of Ingram Micro’s disclosure and internal controls and compliance with applicable laws and company policies, as well as the quality of its financial reporting, including the application of critical accounting policies. As part of this process, the Audit Committee has, in connection with Ingram Micro’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), reviewed on a periodic basis with management and Ingram Micro’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), Ingram Micro’s progress on and completion of its SOX 404 compliance project for 2006, and will continue this monitoring in subsequent years.

•	As part of its oversight activities, the Audit Committee monitors the scope and adequacy of Ingram Micro’s internal auditing program, including reviewing staffing levels and steps taken to implement recommended improvements in internal controls. The Audit Committee discusses these matters with Ingram Micro’s independent registered public accounting firm and with appropriate company financial personnel and internal auditors.

•	The Audit Committee’s meetings include, whenever appropriate, executive sessions with Ingram Micro’s independent registered public accounting firm and with Ingram Micro’s internal auditors, in each case without the presence of Ingram Micro’s management.

•	The Audit Committee appoints Ingram Micro’s independent registered public accounting firm for the purpose of issuing an audit report on Ingram Micro’s annual financial statements or performing related work and approves the firm’s compensation.

•	As part of its oversight of Ingram Micro’s financial statements, the Audit Committee reviews and discusses with both management and Ingram Micro’s independent registered public accounting firm all annual and quarterly financial statements, including reviewing Ingram Micro’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to their issuance.

•	During fiscal year 2006, the Audit Committee discussed Ingram Micro’s financial statements with management, including significant accounting and disclosure matters. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed Ingram Micro’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, in accordance to the NYSE corporate governance rules.

•	The Audit Committee received and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

•	The Audit Committee discussed with PwC matters relating to its independence, including monitoring compliance with Ingram Micro’s pre-approval of non-audit services and performing a review of audit and non-audit fees. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees and as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including the quality of Ingram Micro’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•	Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, for filing with the SEC.

Members of the Audit Committee
of the Board of Directors of Ingram Micro Inc.

Joe B. Wyatt (Chair)
Leslie S. Heisz*
John R. Ingram
Dale R. Laurance
Michael T. Smith
* Member of the Audit Committee since March 1, 2007

REPORT OF THE HUMAN RESOURCES COMMITTEE

The following Report of the Human Resources Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Ingram Micro filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

The Human Resources Committee of the Board of Directors has furnished the following report.

The Human Resources Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of the proxy statement with management of Ingram Micro, and based on this review and discussion, recommended to the Board of Directors of Ingram Micro that such “Compensation Discussion and Analysis” be included in Ingram Micro’s proxy statement for the 2007 annual meeting of shareholders for filing with the SEC.

Members of the Human Resources Committee
of the Board of Directors of Ingram Micro Inc.

Michael T. Smith (Chair)
Howard I. Atkins
Orrin H. Ingram
Linda Fayne Levinson
Gerhard Schulmeyer

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Committee Composition.  The Human Resources Committee (the “Committee”) is comprised entirely of independent directors. Its primary responsibilities are to set all executive officer compensation levels. In doing so, it establishes Ingram Micro’s executive compensation strategy, approves program designs, establishes incentive goals, specifically reviews and approves all cash and equity compensation for executive officers, and monitors the use of equity for compensation program purposes at all organization levels. The Committee also reviews a range of broad human resource programs implemented by Ingram Micro (such as the management development and succession planning programs), which comprise approximately 20% of its work.

Outside Advisors.  The Committee engages outside advisors to assist it. The primary executive compensation advisor is Fredric W. Cook & Co. (“Cook”), an independent consulting firm, which reports solely to the Committee. Cook has also reviewed Board compensation matters at the request of the Governance Committee of Ingram Micro. In addition, management engaged Hewitt Associates LLC (“Hewitt”), an independent human resources consulting firm, to provide market survey data on various executive compensation components, programs, and trends.

Management Input to the Committee.  The Committee frequently requests the help of management in accomplishing its work, including requests of specific analyses to assist with decision making. The Ingram Micro Human Resources, Finance and Legal departments work with the Committee Chair to help set meeting agendas and to coordinate the distribution of materials to the Committee in advance of its meetings. Generally, our Chief Executive Officer; President and Chief Operating Officer; Executive Vice President and Chief Financial Officer; Senior Vice President, Secretary and General Counsel; and Senior Vice President for Human Resources attend committee meetings. In addition, the Committee frequently meets in executive session, when no members of management are present. Also, our Chief Executive Officer will make specific recommendations on the pay levels of subordinate executive officers and can make suggestions for the establishment of new or modification of existing executive compensation program designs. However, the Committee makes all final decisions regarding executive compensation programs.

Objectives of the Compensation Programs

Executive Compensation Objectives.  Ingram Micro operates in an extremely competitive and rapidly changing high technology distribution and service industry. The Committee believes that the compensation programs for the executive officers are designed to attract, motivate and retain talented executives responsible for Ingram Micro’s long-term success. The programs are designed within a framework based on the achievement of designated financial targets and to align the financial interests of executive officers with those of shareowners by providing appropriate long-term equity-based incentives. The broad objectives of the executive compensation program established by the Committee are:

•	Enabling Ingram Micro to attract, motivate and retain executive talent in a highly competitive business environment.

•	Rewarding executives for company performance that contributes to growth in shareholder value.

•	Encouraging and rewarding both profitable growth and operating efficiency.

•	Providing conservative levels of non-performance compensation, especially benefits and perquisites.

•	Targeting executive compensation at the market median (50th percentile) for each element of pay and in total, allowing officer compensation to vary based on individual and company performance. The variable incentive awards, at target payout levels, are also set at the market median.

•	Linking the financial interests of management with those of the shareowners by prudently controlling the use of stock in order to limit the dilution of shareholder interests.

•	Delivering executive compensation in a tax efficient and cost effective manner.

Overall Design and Elements of the Executive Compensation Program

The Committee has approved a compensation program for executive officers using the following primary elements:

•	Base salary;

•	An annual performance-based cash incentive;

•	Grants of stock options;

•	Grants of three-year performance share awards;

•	Benefits; and

•	Perquisites.

The Committee believes that this multi-component approach best serves the interest of Ingram Micro and its shareholders. It enables Ingram Micro to meet the requirements of the highly competitive business environment for executive talent, while aligning executive officer compensation with shareholders’ short and long-term interests. In general, we seek to encourage and reward both profitable growth and operational efficiency. Our incentive plans have goals that support these objectives.

A high proportion of our executive officers’ current compensation is “at risk.” The only guaranteed forms of officer compensation are base salaries and benefit plans generally available to all associates. The remainder of compensation must be earned through performance.

Competitive pay objectives for each major element of pay (base, annual bonus, and long-term stock-based awards) and total compensation is targeted at market median levels. Targeting pay at market allows Ingram Micro to hire and retain the right level of executive talent.

The Committee benchmarks benefits and perquisites and other employment termination provisions periodically; it seeks to keep them modest and below market levels.

Factors in Designing and Determining Levels of Executive Compensation.  The primary focus in setting pay levels is the competitive market defined as the market median; the primary basis for making payouts is achievement of results aligned with shareholder interests. The Committee has established a program designed to keep it abreast of emerging trends, and asks its consultant to report on these trends on a regular basis. This includes the use of equity compensation — including the prevalence of specific incentive vehicles; the goals used in incentive programs; and the relative importance of each component of pay. In some cases, officer incentive opportunities have been adjusted from market for internal consistency, but market practice is pre-eminent in setting overall compensation levels. Performance versus goals is the most important factor in making actual awards.

Benchmarking.  The Committee benchmarks executive officer compensation annually. Ingram Micro management engages an executive compensation consulting firm to conduct a total compensation study of executive officers. In 2006, Hewitt collected and reported the survey data which was then reviewed by Cook. Cook provided the Committee with its own analysis of conclusions to be drawn from the data, and advised the Committee on setting appropriate compensation levels for Ingram Micro’s executive officers for 2007. The benchmark effort examined the competitiveness of Ingram Micro’s executive compensation programs in total and by element (base pay, annual incentives, long-term incentives, benefits, and perquisites). In doing so, the value of each of Ingram Micro’s executive pay elements was compared to information available from survey databases for a selected group of companies drawn from the FORTUNE 500.

The Committee believes this benchmark group, which is broader than Ingram Micro’s direct business competitors, represents the relevant labor market in recruiting for executive talent. The FORTUNE 500 group contained 130 non-financial companies in Hewitt’s database with the following characteristics:

•	US-based;

•	Global operations; and

•	Under $100 billion in annual revenue.

On average, Ingram Micro’s executive compensation is targeted to competitive levels; actual pay versus market varies by individual based on performance and other compensable factors.

The Committee believes the design of the compensation program and the amounts paid are appropriate and reflect the objectives set forth earlier: alignment with shareholder interests; market competitive pay; modest use of benefits and perquisites; prudent use of equity compensation; and effective tax and accounting designs.

Elements of Compensation

The elements of executive officer compensation are annual base salary, annual bonus, long-term equity-based incentives, benefits and perquisites.

Base Salary.  The process for the review of executive officer base salaries include:

•	For executive roles, Ingram Micro establishes a series of salary grade ranges, with a “midpoint” that is designed to reflect market median levels. Salary grades for our executive officer positions are aligned with salary ranges of market median officer positions that most closely approximates their job responsibilities at Ingram Micro. Executive salaries are normally paid within the salary range for their role.

•	Individual executives are eligible for a salary review annually. The Committee reviews recommendations for changes to salaries from our Chief Executive Officer. His recommendations take into account factors such as the officer’s scope of responsibilities, performance and overall contribution to Ingram Micro’s success, the executive’s pay history as well as the level of salary versus competitive median levels. However, there is no set formula.

•	The CEO’s salary is determined by the Committee based on an annual review of his performance, and decisions regarding adjustments to the CEO’s salary are based upon data on competitive compensation levels for CEO’s of peer companies as well as Ingram Micros overall company performance.

For 2006, management recommended a salary increase budget of 3.8% for named executive officers base salary increases. Actual salary increases were greater than budget for our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer because the incumbents were newly promoted to these positions in 2005 and their salaries were substantially below market median. For these three executives, the average increase was 6.6%. The average 2006 base salary increase for the named executive officers, as a group, was 5.4%.

Annual Incentives.

Intent of the Annual Incentive Program.  Ingram Micro’s 2006 annual executive incentive award program provided for performance-based bonuses for executives as well as for management-level associates. The 2006 bonus program was based on Ingram Micro’s performance relative to financial goals designed to encourage both profitability and the efficient use of capital, thus improving shareholder value. The annual program is intended to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code, as a performance-based plan.

Award Size Determination.  Each executive officer position has an incentive target that is established as a percentage of base salary. The percentage reflects median market practice. For executive officers in 2006, this percentage ranged from 45% up to 90% (for our Chief Executive Officer). For executive officers in 2007, this percentage range was changed to 45% up to 100% (for our Chief Executive Officer). If a threshold level of profit performance is not met, the incentive award is zero. The maximum award for significant overachievement of performance against goals for the executive officers is two times their respective target awards.

Performance Metrics, and Weightings.  For executive officers, the two performance metrics of the 2006 annual incentive plan were pretax earnings and working capital days. The use of those two metrics encourages executives to focus on performance based on profitable growth and capital use. In 2006, the earnings component was weighted more heavily than the working capital component because the Committee believed there were more opportunities to improve performance on earnings than working capital. For 2007, the financial metrics of pretax earnings and working capital days will be retained for participants in most countries and regions. However, for 2007 in the European region countries, our company will use a single financial metric (economic profit) in lieu of pretax profit and working capital days. Management will be evaluating whether economic profit will better take into account the opportunity cost of invested capital, while still driving behavior that optimizes earnings.

The Impact of Individual, Business Unit, and Corporate Performance and Weightings.  Corporate officers are rewarded on overall corporate performance (consolidated earnings and working capital days plus a component for individual country level performance). Regional presidents are rewarded on the overall performance of their respective region (consolidated regional earnings and working capital days plus a component for individual country level performance).

Committee Exercise of Discretion.  The Committee has the ability to make discretionary adjustments to awards under the annual incentive plan, but generally exercises this discretion only in exceptional circumstances when performance was impacted because of events outside the control of management, such as changes in accounting standards, or to recognize and reward exceptional performance. In 2006, the Committee exercised its discretion to exclude certain project-related expenses in the calculation of the 2006 awards for the regional executives.

Actual Performance Relative to Goals and Actual Earned Annual Incentives.  For fiscal year 2006, Ingram Micro exceeded performance relative to goals and the named executive officers who are our corporate officers received an annual bonus equal to 108.1% of their respective target bonus awards. The North American, European, Latin American and Asia Pacific Regions achieved performance relative to goals and each of our regional presidents received annual bonus awards of 129.3%, 70.6%, 158.1%, and 136.0% of their target awards, respectively.

The primary purpose of providing annual incentives is to focus the executive team on the actions necessary to achieve Ingram Micro’s annual business operating plan.

Long-Term Incentives.  Long-term incentives are granted under the Ingram Micro Inc. 2003 Equity Incentive Plan (the “2003 Plan”), which was approved by shareholders that year; and the Ingram Micro Inc. Executive Incentive Plan (“EIP”) which was approved by shareholders in 2002. The EIP in conjunction with the 2003 Plan permit the granting of stock options, SARs, restricted stock, performance shares, and cash awards.

Ingram Micro granted two types of long-term equity-based incentives to the executive officers in 2006: stock options with a three-year vesting schedule and a ten-year term, and performance shares with a three-year performance measurement period. The Committee approved all the equity-based awards to executive officers at Committee meetings prior to their 2006 grant dates.

Prior to 2006, our company used a combination of three-year performance-based cash long-term incentive awards (“Cash LTIP”) and stock options. Beginning in 2006, performance shares were introduced in lieu of cash awards to continue Ingram Micro’s focus on growing shareowner value, conserving cash and promoting executive stock ownership.

•	In 2006, executive officers received 60% of their long-term incentive award value in stock options and 40% in performance shares. This proportion was selected to reflect a balanced emphasis on growth and improved efficiency in operating results, stock price appreciation, stock ownership and employment retention. The exercise price of options granted under the 2003 Plan is the closing share price on the date of grant.

•	The performance share awards granted to executive officers in 2006 are earned based on metrics that support increased shareowner value. For the 2006-2008 performance cycle, the metrics are earnings per share (“EPS”) growth and return on invested capital (“ROIC”). These goals are placed into a matrix to encourage prudent trade-offs between profitable growth and efficiency.

•	There is one Cash LTIP cycle still in process at the beginning of 2007 (the 2005-2007 cycle). Similar to the performance share metrics, these 2005 Cash LTIP awards are earned based on three year EPS growth and ROIC results.

Award Size Determination.  The Committee establishes the eligibility criteria for executive officers and other key management personnel for these plans. For each executive officer, there is a dollar value guideline for each salary grade that reflects competitive long-term incentive grant levels targeting the market median. For the 2006 grants, the dollar value guidelines for executive officers ranged from 120% to 290% of their respective salary grade midpoints. For 2007, this percentage range was changed to 120% up to 350% of their respective salary grade midpoints to reflect changes in the relative weight of grant types as well as market data. The dollar values are converted to options using a modified Black Scholes methodology, and into performance shares based on stock price. Generally, executive officers receive an annual competitive long-term incentive grant based on the competitive market level for their positions.

Awards Timing and Determination.  Based on the guidelines determined for each executive officer position, the Chief Executive Officer recommends the number of options and performance shares to be granted individually to the executive officers and the Committee determines the grant for the CEO. Historically and through 2005, stock option grants were made to executive officers and key management employees upon initial employment or promotion, with semi-annual grants in each successive February and July. In 2006, the semi-annual grant dates for stock options were set at the first trading day in January and July. Performance shares (similar to the Cash LTIP in the past) are granted on the first trading day of January for a three year term. Performance shares will be earned if Ingram Micro achieves pre-established financial performance goals over the three-year measurement period. Similar to the annual executive incentive plan, there is a threshold performance level for each metric; if these thresholds are not met, there will be no award earned. The maximum award opportunity is three times the target award. Effective with the 2007 performance share grants, the maximum award opportunity was reduced to two times the target award to better reflect competitive market practice. Commencing in 2007, a single annual grant date for all stock options was set as the first trading day in January, replacing the former two semi-annual grant dates in January and July, and is expected to remain on this date each year going forward.

Payments of awards under past Cash LTIP programs will be based on Ingram Micro’s performance against financial metrics during each measurement cycle and made following the conclusion of each cycle. Although the performance cycle for the 2004-2006 Cash LTIP program has ended, this 2004-2006 program’s financial metrics are based upon Ingram Micro performance relative to an identified peer group. The information necessary to finalize these calculations has been delayed due to late reporting by one of the peer companies and will not be available until after the publication of this proxy. The performance for the June 2005-2006 program has been calculated and approved by the Committee for payment to eligible participants at an achievement of 82.6%. This payout represents the minimum amount that would be paid under either the 2004-2006 Cash LTIP program or the June 2005-2006 program. In accordance with the June 2005-2006 program, any participant who is also a participant in the 2004-2006 Cash LTIP program is eligible to receive either the greater of the award payment earned under the 2004-2006 Cash LTIP or the June 2005-2006 program. Rather than delay payment, management, with the Committee’s approval, has agreed to make the minimum payment to participants who are eligible under both programs under the terms of the June 2005-2006 program. Management does not have access to financial results of the comparator company at this time and it cannot assess the likelihood of a payment under the 2004-2006 Cash LTIP program being met. However, in the event that a payment is required and such payment would be higher than under the June 2005-2006 program, the Committee will review and approve such additional or incremental payments as required under the programs.

The Committee has the ability to make discretionary adjustments to awards under the Cash LTIP program and for performance shares, but expects to exercise this discretion only in exceptional circumstances, outside of the control of management.

Stock Ownership Guidelines

Our company has stock ownership guidelines. These guidelines currently require that executive officers hold between three and six times their base salary in Ingram Micro stock, based on salary grade level after five years. The structure and level of the guidelines is being reviewed in 2007.

Retirement, Other Benefits, and Perquisites

We do not seek to use benefit programs or perquisites as a primary compensatory element, or as an enhancement to executive officer compensation. Benefits for named executive officers are generally proportionate to those of other management employees, including retirement and deferred compensation.

For U.S. executives, Ingram Micro provides a 401(k) Investment Savings Plan with company matching contributions as the only qualified retirement plan. In addition, Ingram Micro offers all US Highly Compensated Employees (“HCEs”), as defined annually by the Internal Revenue Service (“IRS”), an opportunity to participate on a voluntary basis in the Supplemental Investment Savings Plan (“Supplemental Plan”), a non-qualified deferred compensation plan. In general, the Supplemental Plan operates to restore 401(k) plan benefits, including company matching contributions that were reduced or limited by IRS regulations.

Mr. Murai is a Canadian citizen and does not participate in the Ingram Micro-sponsored 401(k) plan or the Supplemental Plan. As a result, Ingram Micro has entered into a deferred compensation arrangement with Mr. Murai that provides him the same opportunity to defer compensation and receive company matching contributions as other management employees.

In general, our executive officers participate in Ingram Micro’s broad-based health and welfare, life insurance, disability and retirement programs for management employees. Perquisites we provide to our named executives are reported in further detail in footnote 6 to the “All Other Compensation” column in the Summary Compensation Table on page 27.

Employment Contracts, Termination of Employment Arrangements, and Change-in-Control Arrangements

Change-in-Control Agreements.  Ingram Micro does not have any written or unwritten arrangements with any executives that provide for payments at, following, or in connection with a change in control of Ingram Micro. Upon a change in control, the Committee at its sole discretion may waive, shorten or terminate any restriction period imposed on stock options, performance shares or awards under the 2005-2007 Cash LTIP.

Agreements with Kent B. Foster.  Mr. Foster retired as our Chairman and Chief Executive Officer and, upon his re-election to the Board at the 2005 annual meeting of shareholders, became our non-executive Chairman of the Board, effective June 1, 2005.

2000 Agreement.  During the time that Mr. Foster served as our Chairman and Chief Executive Officer, through June 1, 2005, the employment agreement that we entered into with Mr. Foster in March 2000 (the “2000 Agreement”) remained effective. The initial term of this agreement ran through the end of 2002, but was automatically extended for successive additional periods of one year.

2005 Agreement.  The Board approved that effective June 1, 2005, Ingram Micro and Mr. Foster mutually terminate the 2000 Agreement, with no further compensation or rights accruing or due to Mr. Foster under the 2000 Agreement. We entered into a new agreement with Mr. Foster effective June 1, 2005 for his new role as non-executive Chairman of the Board (the “2005 Agreement”).

The 2005 Agreement provides that all stock options previously awarded to Mr. Foster will continue to vest according to their original terms and be exercisable until the earlier of (i) the expiration date of such option grant or (ii) the fifth anniversary of the date Mr. Foster ceases to perform services for our company or its Board of Directors. Mr. Foster’s 2005 annual incentive bonus was paid on a pro-rata basis through June 1, 2005, at the time all other annual incentive bonuses for 2005 were paid to eligible executives.

The 2005 Agreement further provides Mr. Foster’s interest in all existing long-term executive cash incentive programs (the 2003-2005 Cash LTIP, the 2004-2006 Cash LTIP, the June 2005-2006 Cash LTIP, and the 2005-2007 Cash LTIP under the Ingram Micro Inc. Executive Incentive Plan) will continue to accrue in full irrespective of whether Mr. Foster completes his term as non-executive Chairman of the Board of our company and will be paid to Mr. Foster at the same time as payments are made (if any) to other participants.

Payments under these programs will be based on our company’s achievement against pre-established objective performance measures over a three-year period. Minimum performance standards have been established below which no payments will be made. Our company made no payments under the 2003-2005 Cash LTIP to any of the participants. As discussed above, performance under the 2004-2006 Cash LTIP cannot be determined until one of the comparator companies publishes its financial results. Payment, if any, under the 2004-2006 Cash LTIP will be paid as soon as practical after such determination is made. Payment under the June 2005-2006 Cash LTIP in the amount of $683,267 was approved by the Committee. Payment under the 2005-2007 Cash LTIP (if any), will be made following the close of fiscal year 2007.

Under the terms of the 2005 Agreement, Mr. Foster is entitled to receive a $6 million cash retention bonus if he remains as the non-executive Chairman of the Board through June 1, 2007. Mr. Foster also receives an annual non-

executive Chairman’s compensation package comprised of an annual award of cash and equity-based compensation with an estimated value of approximately $650,000, plus the standard Board of Director’s compensation package comprised of an annual award of cash and equity-based compensation, with an estimated value of approximately $167,000.

Under the 2005 Agreement, if our company chooses to terminate the 2005 Agreement prior to June 1, 2007 other than for cause, Mr. Foster will be entitled to receive in cash: (i) the full amount of the retention bonus, (ii) all accrued and unpaid chairman’s and director’s compensation to which he is entitled, and (iii) all remaining amounts of such annual chairman’s compensation to which he would have been entitled if he had served through the term of the Agreement. If Ingram Micro terminates the 2005 Agreement for cause, Mr. Foster will be entitled to receive in cash all accrued and unpaid chairman’s and director’s compensation.

Under the 2005 Agreement, if Mr. Foster voluntarily retires before June 1, 2007 and ceases to be the non-executive chairman, he will receive: (i) all accrued and unpaid chairman’s and director’s compensation and (ii) a pro-rated portion of the retention bonus. If Mr. Foster dies or becomes disabled before the end of the term, his estate will receive: (i) all accrued and unpaid chairman’s and director’s compensation and (ii) the full amount of the retention bonus.

Since Mr. Foster will have completed his required two-year term of service under the 2005 Agreement upon his retirement as non-executive Chairman of the Board effective June 6, 2007, Mr. Foster will receive the $6 million cash retention bonus pursuant to the terms of the 2005 Agreement.

Executive Officer Severance Policy.  In October 2003, the Committee adopted the Executive Officer Severance Policy (the “Severance Policy”). The Severance Policy applies to our Chief Executive Officer, and our executive officers elected by the Board of Directors who report to either the Chief Executive Officer or Chief Operating Officer (which include all the named executive officers), and to any other executive officers designated by our Board of Directors.

Subject to execution of a release and covenant agreement satisfactory to us, eligible executive officers will be entitled to the severance benefits described below in the event their employment is terminated by us without “cause” as determined under the Severance Policy.

The executive officer will receive an aggregate severance benefit equal to the greater of (x) the sum of the executive officer’s annual base salary and target annual bonus, each as in effect on the effective date of termination; and (y) the product of one-twelfth times the sum of the executive officer’s annual base salary and target annual bonus, each as in effect on the effective date, multiplied by the number of the executive officer’s full years of employment with our company (the “employment years”). The severance benefit will be payable in equal installments from the effective date of termination over the greater of (x) 12 months or (y) that number of months equal to the number of employment years (such greater period, the “Continuation Period”).

The executive officer will also be entitled to an amount in cash equal to executive officer’s actual annual bonus determined for the year in which the Continuation Period begins, prorated to reflect the executive officer’s period of employment in such year. Such payment will be otherwise calculated and paid on the same basis, and at the same time, as the annual bonus payments are made to actively employed Ingram Micro executive officers.

The executive officer and his or her dependents may continue to participate, at the executive officer’s expense, in company-sponsored health and welfare programs through the Continuation Period. The executive officer will also be entitled to participate in an outplacement program, paid for by us, with a maximum cost not to exceed $20,000.

Any unvested stock options, restricted stock awards, or other stock-based incentive compensation awards held by the executive officer will be cancelled on the effective date of termination. Any such vested awards will be governed by the terms of the plan and award agreements for each award. The executive officer’s participation in our Cash LTIP programs shall cease on termination of employment; however, payments of earned awards through the date of termination will be made in accordance with the terms of the programs and if they are made, at the same time as to other participants.

Relocation Assistance Arrangements.  We have an International Expatriate Assignment Policy applicable to all associates working for Ingram Micro who are transferred from their country of permanent residence and placed on an international assignment for a specified period of time and whom management has approved to be covered by this policy. We generally provide assistance relating to such relocation, including travel costs, home leave for the associate and the associate’s family, reimbursements for necessary work and residency permits, disposition of home country automobile, transportation and storage of household goods and personal effects, relocation and housing assistance, reimbursements for customary and reasonable transaction expenses, dependent education costs, and tax preparation services.

In addition, Ingram Micro’s International Assignment Tax Equalization Policy is intended to eliminate tax inequities or benefits that normally result from accepting an expatriate foreign assignment. Ingram Micro associates covered under this policy will be provided tax equalization benefits. Accordingly, such associate will not recognize any income tax-related financial losses or gains as a result of an international assignment. In order to ensure that the associate pays no more or no less tax as a result of an international assignment, the associate will be responsible for a “stay-at-home” tax liability, an estimate of the home country tax the associate would have paid had he or she remained in the home country. To assist the associate in meeting the stay-at-home tax liability, an estimated amount of tax is withheld from the associate’s pay each pay period (hypothetical tax). In general, if upon final determination of the associate’s actual stay-at-home tax for a given tax year, the total actual stay-at-home tax exceeds the hypothetical tax that was withheld from the associate’s pay for that tax year, the associate will reimburse Ingram Micro for the difference. If the actual stay-at-home tax is less than the associate’s hypothetical tax withheld, Ingram Micro will reimburse the associate for the difference.

We have provided relocation assistance to each of our named executives other than Mr. Humes under one or both of these policies. In addition to these general benefits, we also provided to Mr. Spierkel a $400,000 relocation “sign-on” bonus, including tax gross-up in 2004, which would have been forfeited in full to Ingram Micro if Mr. Spierkel voluntarily terminated his employment with Ingram Micro or be terminated for cause within three years from the bonus payment date.

Special, One-time, Nonrecurring, or Other Compensation Payments or Arrangements

2001 Executive Retention Agreements with Named Executive Officers.  We entered into executive retention agreements in 2001 with each of Messrs. Spierkel, Murai and Koppen and amended Mr. Koppen’s agreement in 2003 (the “Retention Agreements”). These agreements as amended provided that if the executive remained employed by us through March 1, 2006, the executive would be entitled to a lump sum cash retention payment of $2.5 million. The executive is not entitled to receive any payment if his employment is (1) terminated by the executive’s resignation for any reason other than his disability prior to March 1, 2006, or (2) terminated by us for cause or for not accepting a transfer of his principal office location to our then corporate headquarters or any of our then regional headquarters, prior to March 1, 2006.

Since these contingencies for non-payment did not occur and Messrs. Spierkel, Murai and Koppen remained employed in good standing with Ingram Micro through March 1, 2006, they were entitled to receive such lump sum cash retention payments. However, pursuant to Ingram Micro’s agreement with Mr. Koppen, the Committee at its discretion, deferred payment of the award to Mr. Koppen until the year Mr. Koppen’s employment with Ingram Micro terminates, or solely at the Committee’s election, to an earlier date. Mr. Koppen’s award will be credited with earnings at 10% per year, compounded daily, until paid. This above market interest rate was deemed appropriate by the Committee in recognition of the fact that Mr. Koppen was entitled to receive payment in March 2006 under the terms of the Retention Agreements and that the Committee at its sole discretion took action to delay said payment.

Ingram Micro has no other special, one-time, nonrecurring, or other compensation payments or arrangements with any named executive officer.

162(m) Policy

It is Ingram Micro’s practice to attempt to ensure the deductibility of compensation to the degree possible under Internal Revenue Code Section 162(m). Executive officer incentive awards (annual bonus and long-term incentives) are generally performance-based in accordance with the requirements of Section 162(m), but the Committee may decide to forgo 162(m) deductibility where there is a compelling business rationale and the cost impact is deemed not to be material.

Base salary is set at median market levels and may in the future exceed the Section 162(m) limit for deductibility. Ingram Micro reserves the right to provide non-deductible compensation in the future as deemed necessary or appropriate to meet Ingram Micro’s needs. The payments made to Messrs. Spierkel and Murai in March 2006 under the terms of the 2001 Executive Retention Agreements are not deductible above the 162(m) limits. In addition, payments made to named executive officers under the June 2005-2006 Cash LTIP likely are not deductible above the 162(m) limits. The Committee took this into consideration in determining the compensation for the named executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of the Committee had any “interlock” relationship to report during our fiscal year ended December 30, 2006.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers who served in such capacities as of December 30, 2006 (the “named executive officers”) for services rendered to us during the fiscal year ended December 30, 2006.

							Change in
							Pension
							Value and
							Non-Qualifed
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Gregory M.E. Spierkel	2006	$728,000	$2,500,000	$344,829	$1,091,851	$1,077,324	$—	$792,124	$6,534,128
Chief Executive Officer
William D. Humes	2006	430,000	—	131,174	383,069	449,509	—	12,797	1,406,549
Executive Vice President and Chief Financial Officer
Kevin M. Murai	2006	624,000	2,500,000	300,053	1,097,290	942,415	—	36,009	5,499,767
President and Chief Operating Officer
Henri T. Koppen	2006	450,000	2,500,000	131,174	574,783	404,704	76,770	339,994	4,477,425
Executive Vice President and President, Ingram Micro Europe
Alain Monié	2006	481,320	—	131,174	493,525	647,169	—	222,113	1,975,301
Executive Vice President and President, Ingram Micro Asia Pacific

(1)	Salary — This information is as of the last payroll period ending immediately prior to or with the end of our fiscal year December 29, 2006 for the US and December 31, 2006 for Singapore.

• Mr. Monié’s salary, bonus and long-term incentive payments were paid in Singapore dollars, and all compensation amounts reported for Mr. Monié have been converted to US dollars using the average year-to-date exchange rate as of December 29, 2006 of S$1.00 = US$0.630.

(2)	Bonus — Pursuant to the Retention Agreements, if Messrs. Spierkel, Murai and Koppen remained with Ingram Micro through March 1, 2006, they were each to be paid a gross sum of $2.5 million. Payments were made to Messrs. Spierkel and Murai on March 1, 2006. Ingram Micro deferred payment of Mr. Koppen’s award of $2.5 million under the Retention Agreements until the year Mr. Koppen’s employment with Ingram Micro terminates or, solely at the Committee’s election, to an earlier date. Mr. Koppen’s deferred award will be credited with earnings at 10% per year, compounded daily.

(3)	“Stock Awards” reflect performance shares awarded on January 3, 2006 at 100% of target times the closing price of our stock on that date ($19.55), which is equal to the grant date fair value of the awards determined pursuant to FAS 123R. Stock options were awarded on January 3, 2006 and July 3, 2006, with an exercise price equal to the closing price of Ingram Micro shares as reported on the NYSE on the date of grant. The value of the performance shares and stock options reported under the “Stock Awards” and “Option Awards” headings above, respectively, represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2006 in accordance with FAS 123R, disregarding estimated forfeitures related to service-based vesting conditions. The assumptions and methodology used to determine such amounts are set forth in Notes 2 and 12 to our Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 30, 2006.

(4)	Non-Equity Incentive Plan Compensation — Includes the earnings for both the 2006 Annual Executive Incentive Award Program (the “2006 bonus”) and the June 2005-2006 Cash LTIP award (“June 2005 LTIP”) paid in March and April 2007, respectively. The payments for the 2006 bonus were based upon achievement of pretax profit and working capital days metrics. The payments for the June 2005 LTIP were based upon 3-year average ROIC and 3-year cumulative compound annual EPS growth rate. The amounts of such 2006 bonus and June 2005 LTIP were as follows: Mr. Spierkel, $708,271 and $369,053, respectively; Mr. Humes, $302,140 and $147,369, respectively; Mr. Murai, $573,362 and $369,053, respectively; Mr. Koppen, $206,505 and $198,199, respectively; and Mr. Monié, $425,487 and $221,682, respectively. See note 1 above for exchange rate used to calculate Mr. Monié’s 2006 bonus and long-term incentive payments. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” for further information on payout under the June 2005-2006 Cash LTIP program.

(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings — Mr. Koppen earned a return of 10%, compounded daily, on his deferred earnings of his Retention Agreement payment, or $218,594; of which $76,770 represents the above market portion which exceeds 120% of the applicable federal long-term rate of 5.50% as of March 31, 2006.

(6)	All Other Compensation — The amounts in this column include tax reimbursements and perquisites and other personal benefits where the total value of all perquisites and personal benefits for a named executive officer is greater than $10,000.

•	Mr. Spierkel: employer 401(k) contributions of $2,800; supplemental plan contributions of $15,400; executive long-term disability premiums of $480; spousal travel of $1,114; US tax preparation of $500; $375,089 for net foreign tax payments and settlements for 2004 and 2005, and gross-up of $396,741 for foreign taxes paid.

•	Mr. Humes: employer 401(k) contributions of $2,267; supplemental plan contributions of $8,483; executive long-term disability premiums of $480; spousal travel of $1,007 and gross-up for spousal travel of $560.

•	Mr. Murai: employer deferred compensation plan matching contributions of $15,600; executive long-term disability premiums of $480; Cigna International health insurance plan premiums of $5,291; remote IT access cable expenses of $1,712; dependent travel expenses of $7,973 and gross-up for dependant travel of $4,953.

•	Mr. Koppen: employer 401(k) contributions of $2,596; supplemental plan contributions of $8,654; executive long-term disability premiums of $480; executive physical of $1,225; Cigna international health insurance plan premiums of $14,859; expatriate compensatory items of $170,086; US tax preparation of $500; tax equalization settlement of $138,339; and expatriate expense gross-up of $3,255.

•	Mr. Monié: international health insurance plan premiums of $14,465; Singapore Central Provident Fund contribution of $2,272; French social insurance contributions including pension, voluntary and complimentary contributions and benefit plans in kind of $84,192; employer life insurance premium of $732; executive physical expense of $1,177; and expatriate compensatory items of $119,275.

Plan-Based Awards Granted in Last Fiscal Year

The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended December 30, 2006.

GRANTS OF PLAN-BASED AWARDS

									All Other	All Other
		Human							Stock	Option		Grant
		Resources	Estimated Future			Estimated Future			Awards:	Awards:	Exercise or	Date
		Committee	Payouts Under			Payouts Under			Number of	Number of	Base	Fair
		Meeting	Non-Equity Incentive			Equity Incentive			Shares of	Securities	Price of	Value of
		Dates	Plan Awards			Plan Awards			Stock or	Underlying	Option	Stock and
	Grant	Approving	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Options
Name	Date	Awards	$	$	$	#	#	#	#	#	($/Sh)	Awards

Gregory M.E. Spierkel	(1)1/3/06	12/13/05	—	—	—	5,292	52,915	158,745	—	—	$—	$1,034,488
	(2)1/3/06	12/13/05	—	—	—	—	—	—	—	95,670	19.55	696,181
	(3)7/3/06	5/3/06	—	—	—	—	—	—	—	93,480	18.45	653,537
William D. Humes	(1)1/3/06	12/13/05	—	—	—	2,013	20,129	60,387	—	—	—	393,522
	(2)1/3/06	12/13/05	—	—	—	—	—	—	—	36,390	19.55	264,806
	(3)7/3/06	5/3/06	—	—	—	—	—	—	—	35,550	18.45	248,537
Kevin M. Murai	(1)1/3/06	12/13/05	—	—	—	4,605	46,044	138,132	—	—	—	900,160
	(2)1/3/06	12/13/05	—	—	—	—	—	—	—	83,250	19.55	605,802
	(3)7/3/06	5/3/06	—	—	—	—	—	—	—	81,330	18.45	568,594
Henri T. Koppen	(1)1/3/06	12/13/05	—	—	—	2,013	20,129	60,387	—	—	—	393,522
	(2)1/3/06	12/13/05	—	—	—	—	—	—	—	36,390	19.55	264,806
	(3)7/3/06	5/3/06	—	—	—	—	—	—	—	35,550	18.45	248,537
Alain Monié	(1)1/3/06	12/13/05	—	—	—	2,013	20,129	60,387	—	—	—	393,522
	(2)1/3/06	12/13/05	—	—	—	—	—	—	—	36,390	19.55	264,806
	(3)7/3/06	5/3/06	—	—	—	—	—	—	—	35,550	18.45	248,537

(1)	In fiscal year 2006, Ingram Micro adopted the 2006 Executive Long-Term Performance Share Program pursuant to the Ingram Micro Inc. Executive Incentive Plan. Performance-based restricted stock units (“RSU’s”) were granted to reward achievement of goals that support increased shareholder value, which would be earned if Ingram Micro achieves pre-established financial performance goals (EPS and ROIC growth) over a three-year measurement period. If specific threshold performance levels are not met, no shares will be issued under this plan. The maximum award opportunity is three times the target award. This table provides information with respect to threshold, target, and maximum award amounts that may be awarded to each named executive officer under the 2006 Executive Long-Term Performance Share Program. Target number of shares is based on 100% achievement, threshold number of shares is based on 10% of target, and maximum number of shares is based on 300% achievement. The performance is measured over a three-year period, from the beginning of fiscal year 2006 (January 1, 2006) through the end of fiscal year 2008 (January 3, 2009). The performance vested RSU’s were granted on January 3, 2006 and will be paid in shares of Ingram Micro stock following the end of the three-year performance period and determination by the Human Resources Committee of our company’s performance against the set performance goals.

(2)	Stock options granted on January 3, 2006, with an exercise price of $19.55 (equal to the closing price of our common stock on the NYSE on the same date) will vest in three equal annual installments beginning January 3, 2007, and will expire on January 2, 2016.

(3)	Stock options granted on July 3, 2006, with an exercise price of $18.45 (equal to the closing price of our common stock on the NYSE on the same date) will vest in three equal annual installments beginning July 3, 2007, and will expire on July 2, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, December 30, 2006.

							Stock Awards
										Equity
										Incentive
									Equity	Plan
		Option Awards							Incentive	Awards:
				Equity					Plan	Market or
				Incentive					Awards:	Payout
				Plan					Number of	Value of
				Awards:				Market	Unearned	Unearned
		Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
		Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
		Underlying	Underlying	Underlying			Units of	Units of	Other	Other
		Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
		Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name		Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Gregory M.E. Spierkel:
	(1)	26,450	—	—	$30.3750	01/31/07	—	—	—	$—
	(2)	10,000	—	—	25.9375	05/17/07	—	—	—	—
	(3)	50,000	—	—	26.9375	07/23/07	—	—	—	—
	(4)	100,000	—	—	12.5625	09/30/09	—	—	—	—
	(5)	125,000	—	—	11.6875	01/31/10	—	—	—	—
	(6)	61,443	—	—	17.3750	07/02/10	—	—	—	—
	(7)	74,400	—	—	16.4200	01/31/11	—	—	—	—
	(8)	82,170	—	—	14.3900	07/01/11	—	—	—	—
	(9)	77,610	—	—	17.9000	01/31/12	—	—	—	—
	(10)	68,010	—	—	13.0300	06/30/12	—	—	—	—
	(11)	93,570	—	—	11.3100	02/02/13	—	—	—	—
	(12)	127,080	—	—	11.0000	06/30/13	—	—	—	—
	(13)	39,600	19,800	—	16.6400	02/01/14	—	—	—	—
	(14)	24,826	12,413	—	17.2000	03/22/14	—	—	—	—
	(15)	68,880	34,440	—	14.0400	06/30/14	—	—	—	—
	(16)	27,780	55,560	—	18.7500	01/31/15	—	—	—	—
	(17)	30,630	61,260	—	15.5900	06/30/15	—	—	—	—
	(18)	—	95,670	—	19.5500	01/02/16	—	—	—	—
	(19)	—	93,480	—	18.4500	07/02/16	—	—	—	—
	(20)	—	—	—	—	—	—	—	52,915	1,079,995

Total:		1,087,449	372,623						52,915	$1,079,995
William D. Humes:
	(1)	2,195	—	—	$30.3750	01/31/07	—	—	—	$—
	(4)	12,040	—	—	12.5625	09/30/09	—	—	—	—
	(5)	13,053	—	—	11.6875	01/31/10	—	—	—	—
	(21)	3,500	—	—	12.7500	11/07/09	—	—	—	—
	(6)	6,597	—	—	17.3750	07/02/10	—	—	—	—
	(7)	7,980	—	—	16.4200	01/31/11	—	—	—	—
	(8)	8,820	—	—	14.3900	07/01/11	—	—	—	—
	(22)	1,050	—	—	12.9000	09/27/11	—	—	—	—
	(9)	25,350	—	—	17.9000	01/31/12	—	—	—	—
	(10)	14,700	—	—	13.0300	06/30/12	—	—	—	—
	(23)	7,350	—	—	12.3500	12/30/12	—	—	—	—
	(11)	20,220	—	—	11.3100	02/02/13	—	—	—	—
	(12)	27,450	—	—	11.0000	06/30/13	—	—	—	—
	(13)	11,400	5,700	—	16.6400	02/01/14	—	—	—	—
	(24)	2,084	1,042	—	18.9800	02/26/14	—	—	—	—
	(15)	12,460	6,230	—	14.0400	06/30/14	—	—	—	—
	(25)	5,694	2,847	—	16.5700	10/12/14	—	—	—	—
	(16)	8,470	16,940	—	18.7500	01/31/15	—	—	—	—
	(26)	2,925	5,850	—	16.8000	03/31/15	—	—	—	—
	(17)	15,790	31,580	—	15.5900	06/30/15	—	—	—	—
	(18)	—	36,390	—	19.5500	01/02/16	—	—	—	—
	(19)	—	35,550	—	18.4500	07/02/16	—	—	—	—
	(20)	—	—	—	—	—	—	—	20,129	410,833

Total:		209,128	142,129						20,129	$410,833

							Stock Awards
										Equity
										Incentive
									Equity	Plan
		Option Awards							Incentive	Awards:
				Equity					Plan	Market or
				Incentive					Awards:	Payout
				Plan					Number of	Value of
				Awards:				Market	Unearned	Unearned
		Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
		Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
		Underlying	Underlying	Underlying			Units of	Units of	Other	Other
		Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
		Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name		Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Kevin M. Murai:
	(1)	16,000	—	—	$30.3750	01/31/07	—	—	—	$—
	(4)	33,580	—	—	12.5625	09/30/09	—	—	—	—
	(5)	120,000	—	—	11.6875	01/31/10	—	—	—	—
	(27)	2,053	—	—	15.3750	04/12/10	—	—	—	—
	(28)	61,443	—	—	17.3750	07/09/10	—	—	—	—
	(7)	74,400	—	—	16.4200	01/31/11	—	—	—	—
	(8)	82,170	—	—	14.3900	07/01/11	—	—	—	—
	(9)	77,610	—	—	17.9000	01/31/12	—	—	—	—
	(10)	68,010	—	—	13.0300	06/30/12	—	—	—	—
	(11)	93,570	—	—	11.3100	02/02/13	—	—	—	—
	(12)	127,080	—	—	11.0000	06/30/13	—	—	—	—
	(13)	39,600	19,800	—	16.6400	02/01/14	—	—	—	—
	(30)	18,666	9,334	—	17.6600	03/18/14	—	—	—	—
	(14)	24,826	12,413	—	17.2000	03/22/14	—	—	—	—
	(15)	68,880	34,440	—	14.0400	06/30/14	—	—	—	—
	(16)	27,780	55,560	—	18.7500	01/31/15	—	—	—	—
	(17)	30,630	61,260	—	15.5900	06/30/15	—	—	—	—
	(18)	—	83,250	—	19.5500	01/02/16	—	—	—	—
	(19)	—	81,330	—	18.4500	07/02/16	—	—	—	—
	(20)	—	—	—	—	—	—	—	46,044	939,758

Total:		966,298	357,387						46,044	$939,758
Henri T. Koppen:
	(1)	26,450	—	—	$30.3750	01/31/07	—	—	—	$—
	(6)	36,363	—	—	17.3750	07/02/10	—	—	—	—
	(7)	44,010	—	—	16.4200	01/31/11	—	—	—	—
	(8)	48,630	—	—	14.3900	07/01/11	—	—	—	—
	(9)	77,610	—	—	17.9000	01/31/12	—	—	—	—
	(10)	68,010	—	—	13.0300	06/30/12	—	—	—	—
	(13)	39,600	19,800	—	16.6400	02/01/14	—	—	—	—
	(15)	35,500	17,750	—	14.0400	06/30/14	—	—	—	—
	(16)	14,320	28,640	—	18.7500	01/31/15	—	—	—	—
	(17)	15,790	31,580	—	15.5900	06/30/15	—	—	—	—
	(18)	—	36,390	—	19.5500	01/02/16	—	—	—	—
	(19)	—	35,550	—	18.4500	07/02/16	—	—	—	—
	(20)	—	—	—	—	—	—	—	20,129	410,833

Total:		406,283	169,710						20,129	$410,833
Alain Monié:
	(29)	20,000	—	—	$12.7700	07/13/12	—	—	—	$—
	(13)	39,600	19,800	—	16.6400	02/01/14	—	—	—	—
	(15)	35,500	17,750	—	14.0400	06/30/14	—	—	—	—
	(16)	14,320	28,640	—	18.7500	01/31/15	—	—	—	—
	(17)	15,790	31,580	—	15.5900	06/30/15	—	—	—	—
	(18)	—	36,390	—	19.5500	01/02/16	—	—	—	—
	(19)	—	35,550	—	18.4500	07/02/16	—	—	—	—
	(20)	—	—	—	—	—	—	—	20,129	410,833

Total:		125,210	169,710						20,129	$410,833

(1)	Options granted on February 1, 1999 became exercisable in five equal annual installments, beginning February 1, 2000.

(2)	Options granted on May 18, 1999 became exercisable in five equal annual installments, beginning May 18, 2000.

(3)	Options granted on July 24, 1997 became exercisable in 2 equal annual installments, April 28, 1998 and October 24, 1998.

(4)	Options granted on October 1, 1999 became exercisable in 4 installments: 50% on May 1, 2000, and 16.66% on November 1, 2000, May 1, 2001 and November 1, 2001, respectively.

(5)	Options granted on February 1, 2000 became exercisable in 3 equal annual installments beginning February 1, 2001.

(6)	Options granted on July 3, 2000 became exercisable in 3 equal annual installments beginning July 3, 2001.

(7)	Options granted on February 1, 2001 became exercisable in 3 equal annual installments beginning February 1, 2002.

(8)	Options granted on July 2, 2001 became exercisable in 3 equal annual installments beginning July 2, 2002.

(9)	Options granted on February 1, 2002 became exercisable in 3 equal annual installments beginning February 1, 2003.

(10)	Options granted on July 1, 2002 became exercisable in 3 equal annual installments beginning July 1, 2003.

(11)	Options granted on February 3, 2003 became exercisable in 3 equal annual installments beginning February 3, 2004.

(12)	Options granted on July 1, 2003 became exercisable in 3 equal annual installments beginning July 1, 2004.

(13)	Options granted on February 2, 2004 became exercisable in 3 equal annual installments beginning February 2, 2005.

(14)	Options granted on March 23, 2004 became exercisable in 3 equal annual installments beginning March 23, 2005.

(15)	Options granted on July 1, 2004 became exercisable in 3 equal annual installments beginning July 1, 2005.

(16)	Options granted on February 1, 2005 became exercisable in 3 equal annual installments beginning February 1, 2006.

(17)	Options granted on July 1, 2005 became exercisable in 3 equal annual installments beginning July 1, 2006.

(18)	Options granted on January 3, 2006 became exercisable in 3 equal annual installments beginning January 3, 2007.

(19)	Options granted on July 3, 2006 become exercisable in 3 equal annual installments beginning July 3, 2007.

(20)	Performance vested restricted stock units granted on January 3, 2006; number represents vesting upon achievement of 100% of target. Payout value is based upon the closing price ($20.41) of Ingram Micro stock on the last trading day of the fiscal year (December 29, 2006).

•	Target at 100% for Mr. Spierkel is 52,915 units and at maximum of 300% of target is 158,745 units.

•	Target at 100% for Messrs. Humes, Koppen and Monié is 20,129 units and at maximum of 300% of target is 60,387 units.

•	Target at 100% for Mr. Murai is 46,044 units and at maximum of 300% of target is 138,132 units.

(21)	Options granted on November 8, 1999 became exercisable in 3 equal annual installments beginning November 8, 2000.

(22)	Options granted on September 28, 2001 became exercisable in 3 equal annual installments beginning September 28, 2002.

(23)	Options granted on December 31, 2002 became exercisable in 3 equal annual installments beginning December 31, 2003.

(24)	Options granted on February 27, 2004 became exercisable in 3 equal annual installments beginning February 27, 2005.

(25)	Options granted on October 13, 2004 became exercisable in 3 equal annual installments beginning October 13, 2005.

(26)	Options granted on April 1, 2005 became exercisable in 3 equal annual installments beginning April 1, 2006.

(27)	Options granted on April 13, 2000 became exercisable in 3 equal annual installments beginning April 13, 2001.

(28)	Options granted on July 10, 2000 became exercisable in 3 equal annual installments beginning July 3, 2001.

(29)	Options granted on January 13, 2003 became exercisable in 3 equal annual installments beginning January 13, 2004.

(30)	Options granted on March 19, 2004 became exercisable in 3 equal annual installments beginning March 19, 2005.

OPTION EXERCISES AND STOCK VESTED

The following table provides information relating to option exercises by the named executive officers for the period January 1, 2006 through December 31, 2006.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value
	Acquired on	Value Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Gregory M.E. Spierkel	—	$—	—	—
William D. Humes	—	—	—	—
Kevin M. Murai	—	—	—	—
Henri T. Koppen	271,030	2,484,259	—	—
Alain Monié	110,000	830,578	—	—

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information relating to nonqualified deferred compensation balances and contributions of the named executive officers for the period indicated.

							Aggregate
	Executive		Registrant		Aggregate		Withdrawals/	Aggregate
	Contributions in		Contributions in		Earnings in		Distributions in	Balance at
Name	Last FY ($)(1)		Last FY ($)(1)		Last FY ($)		Last FY ($)	Last FYE ($)

Gregory M.E. Spierkel	$82,088		$15,400(2)		$18,623		—	$201,471
William D. Humes	83,606		8,483(3)		22,580		—	241,908
Kevin M. Murai	31,200	(4)	15,600(4	)(5)	39,208		—	395,870
Henri T. Koppen	27,722		2,508,654(6)		230,771	(7)	—	2,867,132
Alain Monié	—		—		—		—	—

(1)	Executive Officers who are paid on the U.S. payroll may participate in the Ingram Micro Supplemental Investment Savings Plan (“Supplemental Plan”), a non-qualified deferred compensation plan. The Supplemental Plan, in general, operates to restore 401(k) plan benefits, including company matching contributions, that were reduced or limited by IRS regulations. Under terms of the Supplemental Plan, participants may elect to defer up to 50% of their base salary and annual bonus, when combined with their 401(k) plan deferral. In conformance with IRC Section 409A, deferral and distribution elections are made by each participant prior to the beginning of each calendar year. Our company’s matching contribution is equal to 50% of the first 5% of eligible compensation deferred to the 401(k) and Supplemental Plans. Participants may elect to have earnings, or losses, credited to their Supplemental Plan account as if these accounts were invested in the various investment options available under our company’s 401(k) Plan, but excluding investment in the Ingram Micro Stock Fund. Participants may redirect their investment in the various investment fund options on a daily basis. Account balances are available for disbursement to participants upon their termination of employment with our company. Participants may elect to receive their account balance as a lump-sum cash payment or in installment payments over 5, 10 or 15 years.

(2)	$15,400 has also been reported under “All Other Compensation” for Mr. Spierkel on the Summary Compensation Table.

(3)	$8,483 has also been reported under “All Other Compensation” for Mr. Humes on the Summary Compensation Table.

(4)	Mr. Murai is a Canadian citizen and does not participate in our company sponsored 401(k) plan nor the Supplemental Plan. Ingram Micro has entered into a deferred compensation agreement with Mr. Murai that provides him the same opportunity to defer compensation and receive company matching contributions and earnings thereon as participants in the Supplemental Plan. See footnote (1) for a description of the Supplemental Plan’s terms and conditions.

(5)	$15,600 has also been reported under “All Other Compensation” for Mr. Murai on the Summary Compensation Table.

(6)	$2,500,000 has also been reported under “Bonus” for Mr. Koppen on the Summary Compensation Table. This amount was earned by Mr. Koppen in 2006 under the terms of the 2001 Retention Agreements, but was deferred at the sole discretion of the Committee. $8,654, representing employer supplemental plan contributions, has also been reported under “All Other Compensation” for Mr. Koppen on the Summary Compensation Table.

(7)	Mr. Koppen’s deferred $2,500,000 award is being credited with earnings at 10% per year, compounded daily until paid, the total amount is reported under the “Aggregate Earnings in last FY” column and of which $76,770, representing the above market portion return, has also been reported under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” on the Summary Compensation Table. Mr. Koppen is entitled to a lump sum cash payment of his award and accrued interest upon termination of his employment with our company, or solely at the Committee’s election, at an earlier date.

POTENTIAL PAYMENTS UPON TERMINATION

Ingram Micro has entered into certain agreements and has an Executive Severance Policy that will require Ingram Micro to provide compensation to named executive officers of Ingram Micro in the event of retirement and/or termination of employment with Ingram Micro. Ingram Micro does not have any change in control arrangements or any amounts due to any executive who is terminated for cause. Under the 2003 Equity Incentive Plan, the current definition for retirement is age 50 or greater with five or more years of service. Effective January 1, 2007, the definition of retirement has been changed for the 2003 Equity Incentive Plan. Normal retirement is defined as age 65 or greater with five or more years of service and early retirement is defined as age 55 or greater with 10 or more years of service. The amount of compensation payable to each named executive officer in each potential payment situation is listed in the tables below.

Gregory M.E. Spierkel, Chief Executive Officer. The following table describes the potential payments upon termination of employment with Ingram Micro for Mr. Spierkel.

			Involuntary
	Voluntary		Not for Cause
Executive Benefits and Payments Upon Termination(1)	Termination	Retirement(2)	Termination(3)	Death	Disability

Compensation:
Base Salary(4)	$—	$—	$728,000	$—	$—
Short-term Incentive(5)	708,271	—	1,363,471	708,271	708,271
Long-term Incentives(6)
2004-2006 (Cash LTIP)	—	—	—	—	—
June 2005-2006 (Cash LTIP)	369,053	—	369,053	369,053	369,053
2005-2007 (Cash LTIP)	310,400	—	310,400	465,600	465,600
Performance Shares Program
2006-2008 (performance period)	—	—	359,998	1,079,995	1,079,995
Stock Options/SARs(7)	—	—	—	986,874	265,497
Benefits and Perquisites:
Life Insurance Proceeds(8)	—	—	—	728,000	—
Disability Benefits(9)	—	—	—	—	340,667
Outplacement(10)	—	—	20,000	—	—

Total: (11)	$1,387,724	—	$3,150,922	$4,337,793	$3,229,083

(1)	For purposes of this analysis, we assumed Mr. Spierkel’s compensation is as follows: current base salary equal to $728,000, annual incentive opportunity equal to 90% of base salary, long-term incentive opportunity granted in stock options (60%) and performance shares (40%).

(2)	Mr. Spierkel is not eligible for retirement under the 2003 Equity Incentive Plan’s definition for retirement.

(3)	Assumes Mr. Spierkel’s severance benefit under an involuntary not for cause termination equal to 12 months of base salary, target annual bonus and perquisites in accordance with Ingram Micro’s Executive Officer Severance Policy.

(4)	Mr. Spierkel would not be due any monies with regard to his base salary upon his termination if it were to occur on December 31, 2006 except if he were terminated involuntarily not for cause. In this case, Mr. Spierkel would be due 12 months of base pay.

(5)	Upon termination on December 31, 2006, Mr. Spierkel would be due payment of $708,271, based on actual 2006 Company performance at the normal time of award since he would have been employed for the entire calendar year. If he were to be involuntarily terminated not for cause, Mr. Spierkel would be due an additional one times his target annual bonus in accordance with the Executive Officer Severance policy. Effective January 1, 2007, Mr. Spierkel’s annual bonus target will increase by 10%. Upon his death or if he were terminated due to disability, Mr. Spierkel would receive the 2006 payout based on our company’s performance for full-year of participation for 2006.

(6)	Mr. Spierkel participates in the 2004-2006 Cash LTIP, June 2005-2006 Cash LTIP, 2005-2007 Cash LTIP programs and the 2006 Performance Share program. As discussed above, performance under the 2004-2006 program cannot be determined at this time. However, payment was made under the June 2005-2006 Cash LTIP program based on our company’s actual achievement during the performance measurement cycle. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” for further information on payout under this program. Assuming participation through December 31, 2006 and target award under 2005-2007 Cash LTIP program, Mr. Spierkel would be eligible for a 2/3 payout if termination occurred under voluntary termination or involuntary termination not for cause. Upon death or termination due to disability, Mr. Spierkel would receive a full award based on target performance. Assuming participation through December 31, 2006 and target award under the 2006 Performance Share program, Mr. Spierkel would be eligible for 1/3 payout for involuntary termination not for cause. Upon death or termination due to disability, Mr. Spierkel would receive a full award based on target performance.

(7)	Assuming Mr. Spierkel’s date of termination is December 31, 2006, Mr. Spierkel would be eligible to exercise any vested stock options with an estimated value of $6,458,587 for 60 or 90 days in accordance with the applicable stock option agreement. Upon death, all of Mr. Spierkel’s unvested stock options (estimated value of $986,874) would immediately vest and the estate would have one year to exercise. Upon disability, any unvested stock options granted on or after January 1, 2006 (estimated value of $265,497) would immediately vest, and Mr. Spierkel would have five years from his date of disability to exercise. In addition, unvested stock options from grants prior to January 1, 2006 would continue to vest (estimated value of $721,377), and Mr. Spierkel would have one year from the last vesting date to exercise. Information is based on Mr. Spierkel’s current equity holdings as of December 31, 2006. Estimated value is based on the closing price ($20.41) of our stock on December 29, 2006 (last trading day of the year).

(8)	Life insurance proceeds are calculated as one times base salary, assuming natural death based on what our company currently provides.

(9)	The disability benefits relate only to the first year of disability and is a combination of salary continuation, short-term disability payments and long-term disability payments. For the second and successive years of disability (to age 65), long-term disability insurance payments would be paid at $20,000 per month or $240,000 for each year.

(10)	Outplacement provided in accordance with Ingram Micro’s Executive Officer Severance Policy if Mr. Spierkel would be involuntarily terminated not for cause.

(11)	Please note that upon voluntary termination or if Mr. Spierkel is terminated for cause prior to June 23, 2007, he must repay Ingram Micro $400,000 and any associated gross-up that was paid on his behalf, based on the terms of his repatriation/relocation agreement to the United States.

William D. Humes, Executive Vice President and Chief Financial Officer. The following table describes the potential payments upon termination of employment with Ingram Micro for Mr. Humes.

			Involuntary
	Voluntary		Not for Cause
Executive Benefits and Payments Upon Termination(1)	Termination	Retirement(2)	Termination(3)	Death	Disability

Compensation:
Base Salary(4)	$—	$—	$430,000	$—	$—
Short-term Incentive(5)	302,140	—	581,640	302,140	302,140
Long-term Incentives(6)
2004-2006 (Cash LTIP)	—	—	—	—	—
June 2005-2006 (Cash LTIP)	147,369	—	147,369	147,369	147,369
2005-2007 (Cash LTIP)	154,525	—	154,525	231,787	231,787
Performance Shares Program
2006-2008 (performance period)	—	—	136,944	410,833	410,833
Stock Options/SARs(7)	—	—	—	376,025	100,973
Benefits and Perquisites:
Life Insurance Proceeds(8)	—	—	—	430,000	—
Disability Benefits(9)	—	—	—	—	266,095
Outplacement(10)	—	—	20,000	—	—

Total:	$604,034	$—	$1,470,478	$1,898,154	$1,459,197

(1)	For purposes of this analysis, we assumed Mr. Humes compensation is as follows: current base salary equal to $430,000 annual incentive opportunity equal to 65% of base salary, long-term incentive opportunity granted in stock options (60%) and performance shares (40%).

(2)	Mr. Humes is not eligible for retirement under the 2003 Equity Incentive Plan’s definition for retirement.

(3)	Assumes Mr. Humes severance benefit under an involuntary not for cause termination equal to 12 months of base salary, target annual bonus and perquisites in accordance with Ingram Micro’s Executive Officer Severance Policy.

(4)	Mr. Humes would not be due any money with regard to his base salary upon his termination if it were to occur on December 31, 2006 except if he were terminated involuntarily not for cause. In this case, Mr. Humes would be due 12 months of base pay.

(5)	Upon termination on December 31, 2006, Mr. Humes would be due payment of $302,140 based on actual 2006 Company performance at the normal time of award since he would have been employed for the entire calendar year. If he were to be involuntarily terminated not for cause, he would be due an additional amount equal to one times his target annual bonus in accordance with the Executive Officer Severance policy. Effective January 1, 2007, Mr. Humes’ annual bonus target will increase by 5%. Upon his death or if he were terminated due to disability, Mr. Humes would receive the 2006 payout based on our company’s performance for full-year of participation for 2006.

(6)	Mr. Humes participated in the 2004-2006 Cash LTIP, June 2005-2006 Cash LTIP, 2005-2007 Cash LTIP programs and the 2006 Performance Share program. As discussed above, performance under the 2004-2006 program cannot be determined at this time. However, payment was made under the June 2005-2006 Cash LTIP program based on our company’s actual achievement during the performance measurement cycle. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” for further information on payout under this program. Assuming participation through December 31, 2006 and target award under the 2005-2007 Cash LTIP program, Mr. Humes would be eligible for a 2/3 payout if termination occurred under voluntary termination or involuntary termination not for cause. Upon death or termination due to disability, Mr. Humes would receive a full award based on target performance. Assuming participation through December 31, 2006 and target award under the 2006 Performance Share program, Mr. Humes would be eligible for 1/3 payout for involuntary termination not for cause. Upon death or termination due to disability, Mr. Humes would receive a full award based on target performance.

(7)	Assuming Mr. Humes’ date of termination is December 31, 2006, Mr. Humes would be eligible to exercise any vested stock options with an estimated value of $1,269,575 for 60 or 90 days in accordance with applicable stock option agreement. Upon death, all of Mr. Humes’ unvested stock options (estimated value of $376,025) would immediately vest and the estate would have one year to exercise. Upon disability, any unvested stock options granted on or after January 1, 2006 (estimated value of $100,973) would immediately vest and Mr. Humes would have five years from his date of disability to exercise. In addition, unvested stock options from grants prior to January 1, 2006 would continue to vest in accordance with their original vesting schedule (estimated value of $275,052) and Mr. Humes would have one year to exercise from the last vesting date. Information is based on Mr. Humes’ current equity holdings as of December 31, 2006. Estimated value is based on the closing price ($20.41) of our stock on December 29, 2006 (last trading day of the year).

(8)	Life insurance proceeds are calculated as one times base salary, assuming natural death based on what our company currently provides.

(9)	The disability benefits relate only to the first year of disability and is a combination of salary continuation, short-term disability payments and long-term disability payments. For the second and successive years of disability (to age 65), long-term disability insurance payments would be paid at $20,000 per month or $240,000 for each year.

(10)	Outplacement provided in accordance with Ingram Micro’s Executive Officer Severance Policy if Mr. Humes would be involuntarily terminated not for cause.

Kevin Murai, President and Chief Operating Officer. The following table describes the potential payments upon termination of employment with Ingram Micro for Mr. Murai.

			Involuntary
	Voluntary		Not for Cause
Executive Benefits and Payments Upon Termination(1)	Termination	Retirement(2)	Termination(3)	Death	Disability

Compensation:
Base Salary(4)	$—	$—	$936,000	$—	$—
Short-term Incentive(5)	573,362	—	1,368,962	573,362	573,362
Long-term Incentives(6)
2004-2006 (Cash LTIP)	—	—	—	—	—
June 2005-2006 (Cash LTIP)	369,053	—	369,053	369,053	369,053
2005-2007 (Cash LTIP)	310,400	—	310,400	465,600	465,600
Performance Shares Program
2006-2008 (performance period)	—	—	313,253	939,758	939,758
Stock Options/SARs(7)	—	—	—	978,048	231,002
Benefits and Perquisites:
Life Insurance Proceeds(8)	—	—	—	649,000	—
Disability Benefits(9)	—	—	—	—	332,000
Accrued Vacation Pay	—	—	—	—	—
Outplacement(10)	—	—	20,000	—	—

Total:	$1,252,815	$—	$3,317,668	$3,974,821	$2,910,775

(1)	For purposes of this analysis, we assumed Mr. Murai’s compensation is as follows: current base salary equal to $624,000, annual incentive opportunity equal to 85% of base salary, long-term incentive opportunity granted in stock options (60%) and performance shares (40%).

(2)	Mr. Murai is not eligible for retirement under the Equity Incentive Plan’s definition for retirement.

(3)	Assumes Mr. Murai’s severance benefit under an involuntary not for cause termination equal to 18 months of base salary, target annual bonus and perquisites in accordance with Ingram Micro’s Executive Officer Severance Policy.

(4)	Mr. Murai would not be due any money with regard to his base salary upon his termination if it were to occur on December 31, 2006 except if he were terminated involuntarily not for cause. In this case, Mr. Murai would be due 18 months of base pay.

(5)	Upon termination on December 31, 2006, Mr. Murai would be due payment of $573,362 based on actual 2006 Company performance at the normal time of award since he would have been employed for the entire calendar year. If he were to be involuntarily terminated not for cause, he would be due an additional amount equal to 18 months of his target annual bonus in accordance with the Executive Officer Severance policy. Effective January 1, 2007, Mr. Murai’s annual bonus target will increase by 5%. Upon his death or if he were terminated due to disability, Mr. Murai would receive the 2006 payout based on our company’s performance for full-year of participation for 2006.

(6)	Mr. Murai participates in the 2004-2006 Cash LTIP, June 2005-2006 Cash LTIP, 2005-2007 Cash LTIP programs and the 2006 Performance Share program. As discussed above, performance under the 2004-2006 program cannot be determined at this time. However, payment was made under the June 2005-2006 Cash LTIP program based on our company’s actual achievement during the performance measurement cycle. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” for further information on payout under this program. Assuming participation through December 31, 2006 and target award under the 2005-2007 Cash LTIP program, Mr. Murai would be eligible for a 2/3 payout if termination occurred under voluntary termination or involuntary termination not for cause. Upon death or termination due to disability, Mr. Murai would receive a full award based on target performance. Assuming participation through December 31, 2006 and target award under the 2006 Performance Share program, Mr. Murai would be eligible for 1/3 payout for involuntary termination not for cause. Upon death or termination due to disability, Mr. Murai would receive a full award based on target performance.

(7)	Assuming Mr. Murai’s date of termination is December 31, 2006, Mr. Murai would be eligible to exercise any vested stock options with an estimated value of $5,955,411 for 60 or 90 days in accordance with the applicable stock option agreement. Upon death, all of Mr. Murai’s unvested stock options (estimated value of $978,048) would immediately vest and the estate would have one year to exercise. Upon disability, any unvested stock options granted on or after January 1, 2006 (estimated value of $231,002) would immediately vest and Mr. Murai would have five years from his date of disability to exercise. In addition, unvested stock options from grants prior to January 1, 2006 would continue to vest in accordance with their original vesting schedule (estimated value of $747,046) and Mr. Murai would have one year to exercise from the last vesting date. Information is based on Mr. Murai’s current equity holdings as of December 31, 2006. Estimated value is based on the closing price ($20.41) of our stock on December 29, 2006 (last trading day of the year).

(8)	Life insurance proceeds are calculated as one times base salary plus $25,000 supplemental Cigna International expatriate insurance, assuming natural death based on what our company currently provides.

(9)	The disability benefits relate only to the first year of disability and is a combination of salary continuation, short-term disability payments and long-term disability payments. For the second and successive years of disability (to age 65), long-term disability insurance payments would be paid at $20,000 per month or $240,000 for each year.

(10)	Outplacement provided in accordance with Ingram Micro’s Executive Officer Severance Policy if Mr. Murai would be involuntarily terminated not for cause.

Henri Koppen, Executive Vice President and President, Ingram Micro Europe. The following table describes the potential payments upon termination of employment with Ingram Micro for Mr. Koppen.

			Involuntary
Executive Benefits and Payments	Voluntary		Not for Cause
Upon Termination(1)	Termination	Retirement(2)	Termination(3)	Death	Disability

Compensation:
Base Salary(4)	$—	$—	$450,000	$—	$—
Short-term Incentive(5)	206,505	206,505	499,005	206,505	206,505
Long-term Incentives(6)
2004-2006 (Cash LTIP)	—	—	—	—	—
June 2005-2006 (Cash LTIP)	198,199	198,199	198,199	198,199	198,199
2005-2007 (Cash LTIP)	159,967	159,967	159,967	239,950	239,950
Performance Shares:
2006-2008 (performance period)	—	136,944	136,944	410,833	410,833
Stock Options/SARs(7)	—	—	—	488,445	100,973
Benefits and Perquisites:
Life Insurance Proceeds(8)	—	—	—	475,000	—
Disability Benefits(9)	—	—	—	—	272,890
Outplacement(10)	—	—	20,000	—	—
Repatriation Expense(11)	—	23,851	23,851	16,926	23,851

Total:	$564,671	$725,466	$1,487,966	$2,035,858	$1,453,201

(1)	For purposes of this analysis, we assumed Mr. Koppen’s compensation is as follows: current base salary equal to $450,000 annual incentive opportunity equal to 65% of base salary, long-term incentive opportunity granted in stock options (60%) and performance shares (40%).

(2)	Mr. Koppen may be considered retirement eligible under the 2003 Equity Incentive Plan’s definition of retirement as he is over 50 years of age and has greater than five years of service. Mr. Koppen would have up to 5 years to exercise his vested options from retirement date.

(3)	Assumes Mr. Koppen’s severance benefit under an involuntary not for cause termination equal to 12 months of base salary, target annual bonus and perquisites in accordance with Ingram Micro’s Executive Officer Severance Policy.

(4)	Mr. Koppen would not be due any monies with regard to his base salary upon his termination if it were to occur on December 31, 2006 except if he were terminated involuntarily not for cause. In this case, Mr. Koppen would be due 12 months of base pay.

(5)	Upon termination on December 31, 2006, Mr. Koppen would be due payment of $206,505 based on actual 2006 Company performance at the normal time of award since he would have been employed for the entire calendar year. If he were to be involuntarily terminated not for cause, he would be due an additional amount equal to one times his target annual bonus in accordance with the Executive Officer Severance policy. Effective January 1, 2007, Mr. Koppen’s annual bonus target will increase by 5%. Upon his death or if he were terminated due to disability, Mr. Koppen would receive the 2006 payout based on our company’s performance for full-year of participation in 2006.

(6)	Mr. Koppen participates in the 2004-2006 Cash LTIP, June 2005-2006 Cash LTIP, 2005-2007 Cash LTIP programs and the 2006 Performance Share program. As discussed above, performance under the 2004-2006 program cannot be determined at this time. However, payment was made under the June 2005-2006 Cash LTIP program based on our company’s actual achievement during the performance measurement cycle. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” for further information on payout under this program. Assuming participation through December 31, 2006 and target award under the 2005-2007 Cash LTIP program, Mr. Koppen would be eligible for a 2/3 payout if termination occurred under voluntary termination or involuntary termination not for cause. Upon death or termination due to disability, Mr. Koppen would receive a full award based on target performance. Assuming participation through December 31, 2006 and target award under the 2006 Performance Share program, Mr. Koppen would be eligible for 1/3 payout for involuntary termination not for cause. Upon death or termination due to disability, Mr. Koppen would receive a full award based on target performance.

(7)	Assuming Mr. Koppen’s date of termination is December 31, 2006, Mr. Koppen is currently eligible to retire based upon his age and years of service. Therefore, he would be eligible to exercise any vested stock options (estimated value of $1,750,735) for five years, unless they expire earlier upon their own terms. Upon death, all of Mr. Koppen’s unvested stock options (estimated value of $488,445) would immediately vest and the estate would have one year to exercise. Upon disability, any unvested options granted on or after January 1, 2006 would immediately vest (estimated value of $100,973) and he would have five years from his date of disability to exercise. In addition, unvested stock options from grants prior to January 1, 2006 would continue to vest in accordance with their original vesting schedule (estimated value of $387,472) and he would have one year to exercise from the last vesting date. Information is based on Mr. Koppen’s current equity holding as of December 31, 2006. Estimated value is based on the closing price ($20.41) of our stock on December 29, 2006 (last trading day of the year).

(8)	Life insurance proceeds are calculated as one times base salary, plus $25,000 supplemental Cigna International Expatriate insurance, assuming natural death based on current provisions.

(9)	The disability benefits relate only to the first year of disability and is a combination of salary continuation, short-term disability payments and long-term disability payments. For the second and successive years of disability (to age 65), long-term disability insurance payments would be paid at $20,000 per month or $240,000 for each year.

(10)	Outplacement provided in accordance with Ingram Micro’s Executive Officer Severance Policy if Mr. Koppen would be involuntarily terminated not for cause.

(11)	Mr. Koppen and his spouse are entitled to a repatriation package which includes airfare and air courier shipment of personal effects.

Alain Monié, Executive Vice President and President, Ingram Micro Asia Pacific. The following table describes the potential payments upon termination of employment with Ingram Micro for Mr. Monié.

			Involuntary
Executive Benefits and Payments	Voluntary		Not for Cause
Upon Termination(1)	Termination	Retirement(2)	Termination(3)	Death	Disability

Compensation:
Base Salary(4)	$—	$—	$481,320	$—	$—
Short-term Incentive(5)	425,487	—	738,345	425,487	425,487
Long-term Incentives(6)
2004-2006 (Cash LTIP)	—	—	—	—	—
June 2005-2006 (Cash LTIP)	221,682	—	221,682	221,682	221,682
2005-2007 (Cash LTIP)	178,920	—	178,920	268,380	268,380
Performance Shares:
2006-2008 (performance period)	—	—	136,944	410,833	410,833
Stock Options/SARs(7)	—	—	—	488,445	100,973
Benefits and Perquisites:
Life Insurance Proceeds(8)	—	—	—	525,000	—
Outplacement(9)	—	—	20,000	—	—

Total:	$826,089	$—	$1,777,211	$2,339,827	$1,427,355

(1)	For purposes of this analysis, we assumed Mr. Monié’s compensation is as follows: current base salary equal to S$764,000 ($481,320 USD at exchange rate of S$1 = US$0.630); annual incentive opportunity equal to 65% of base salary, long-term incentive opportunity granted in stock options (60%) and performance shares (40%).

(2)	Mr. Monié is not eligible for retirement under the 2003 Equity Incentive Plan’s definition of retirement.

(3)	Assumes Mr. Monié’s severance benefit under an involuntary not for cause termination equal to his annual base salary, target annual bonus and perquisites in accordance with Ingram Micro’s Executive Officer Severance Policy.

(4)	Mr. Monié would not be due any money with regard to his base salary upon his termination if it were to occur on December 31, 2006 except if he were terminated involuntarily not for cause. In this case, Mr. Monié would be due his annual base salary.

(5)	Upon termination on December 31, 2006, Mr. Monié would be due $425,487 based on actual 2006 Company performance at the normal time of award since he would have been employed for the entire calendar year. Were he to be involuntarily terminated not for cause, he would be due an additional amount equal to one times his target annual bonus in accordance with the Executive Officer Severance policy. Effective January 1, 2007, Mr. Monié’s annual bonus target will increase by 5%. Upon his death or if he were terminated due to disability, Mr. Monié would receive the 2006 payout based on our company’s performance for full-year of participation for 2006.

(6)	Mr. Monié participated in the 2004-2006 Cash LTIP, June 2005-2006 Cash LTIP, 2005-2007 Cash LTIP programs and the 2006 Performance Share program. As discussed above, performance under the 2004-2006 program cannot be determined at this time. However, payment was made under the June 2005-2006 Cash LTIP program based on our company’s actual achievement during the performance measurement cycle. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” for further information on payout under this program. Assuming participation through December 31, 2006 and target award under the 2005-2007 Cash LTIP program, Mr. Monié would be eligible for 2/3 payout if termination occurred under voluntary or involuntary termination not for cause. Upon death or termination due to disability, Mr. Monié would receive a full award based on target. Assuming participation through December 31, 2006 and target award under the 2006 Performance Share Program, Mr. Monié would be eligible for 1/3 payout for involuntary termination not for cause. Upon death or termination due to disability, Mr. Monié would receive a full award based on target performance.

(7)	Assuming Mr. Monié’s date of termination is December 31, 2006, Mr. Monié would be eligible to exercise any vested stock options (estimated value of $628,106) for 60 or 90 days in accordance with applicable stock option agreement. Upon death, all of Mr. Monié’s unvested stock options (estimated value of $488,445) would immediately vest and the estate would have one year to exercise. Upon disability, any unvested stock options granted on or after January 1, 2006 (estimated value of $100,973) would immediately vest and Mr. Monié would have five years from his date of disability to exercise. In addition, unvested stock options from grants prior to January 1, 2006 would continue to vest in accordance with their original vesting schedule (estimated value of $387,472) and Mr. Monié would have one year to exercise from the last vesting date. Information is based on Mr. Monié’s current equity holding as of December 31, 2006. Estimated value is based on the closing price ($20.41) of our stock on December 29, 2006 (last trading day of the year).

(8)	Life insurance proceeds equal to $500,000 plus $25,000 under the Cigna International Supplemental Life Insurance program for expatriates, assuming natural death based on current provisions.

(9)	Outplacement is provided in accordance with Ingram Micro’s Executive Officer Severance Policy if Mr. Monié would be involuntarily terminated not for cause.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to equity compensation plans under which our equity securities are authorized for issuance, aggregated as all compensation plans previously approved by our shareholders and all compensation plans not previously approved by our shareholders, as of December 30, 2006.

(c) Number of securities
remaining available for
	(a) Number of securities to be	(b) Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights(1)	warrants and rights(1)	reflected in column (a)(2)

Equity compensation plans approved by shareowners	23,353,917	$15.0776	16,178,681
Equity compensation plans not approved by shareowners	None	None	None

TOTAL	23,353,917	NA	16,178,681

(1)	Does not reflect any unvested awards of time vested restricted stock units/awards of 941,474 and performance vested restricted stock units of 468,145 at 100% target and 1,404,435 at maximum achievement.

(2)	Balance reflects shares available to issue, taking into account granted options, time vested restricted stock units/awards and performance vested restricted stock units assuming maximum achievement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) served as Ingram Micro’s independent registered public accounting firm for the 2006 fiscal year. PwC has advised Ingram Micro that it has no direct or indirect financial interest in Ingram Micro. Representatives of PwC are expected to be present at the 2007 annual meeting of shareholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders. We anticipate that our Audit Committee will retain PwC to continue to serve as Ingram Micro’s independent registered public accounting firm for 2007. See “Report of the Audit Committee.”

The following fees were charged by PwC for 2005 and 2006 fiscal year services to Ingram Micro:

•	Audit Fees. PwC’s fees for auditing Ingram Micro’s annual financial statements and internal controls pursuant to the Sarbanes-Oxley Act of 2002 and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were (1) $6,339,299 for fiscal year 2005 of which $3,957,592 was billed by PwC in fiscal year 2005 and the balance was billed by PwC in fiscal year 2006, and (2) $6,510,900 for fiscal year 2006, of which $4,040,642 was billed by PwC in fiscal year 2006 and the balance will be billed by PwC in fiscal year 2007.

•	Audit-Related Fees. PwC’s fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above for fiscal year 2005 were $27,513, relating to agreed-upon or attestation procedures that are traditionally performed by the independent accountant or statutory auditor. These services generally include assistance on accounting matters related to mergers and acquisitions, corporate reorganization activities as well as consultations with the company’s management regarding the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of proposed rules, standards or interpretations by the PCAOB, SEC, FASB, or other regulatory or standard setting bodies. There were no audit-related services or fees in fiscal year 2006.

•	Tax Fees. PwC fees for services which were principally related to tax compliance and consulting matters were $79,257 and $29,280 in fiscal years 2005 and 2006, respectively. These tax fees related to consultations on tax technical matters, including federal, state and local tax and foreign tax matters, and tax return preparation services.

•	All Other Fees. PwC fees for our attendance at a tax seminar and for software and training for statutory reporting were $7,339 in fiscal year 2006. There were no other services or related fees provided by or paid to PwC in fiscal year 2005.

Since January 2003, management is required to review and obtain the prior approval of the Audit Committee for all non-audit services proposed to be provided by the independent registered public accounting firm. We review whether the provision of such services by the independent registered public accounting firm would be compatible with the maintenance of PwC’s independence in the performance of its auditing functions for us.

The Audit Committee further amended its existing pre-approval policy in August 2003 for audit and non-audit services performed by Ingram Micro’s independent registered public accounting firm and has since such date, reviewed its policy on an annual basis. Unless a proposed service to be provided by Ingram Micro’s independent registered public accounting firm has received general pre-approval in accordance with the guidelines discussed below, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels will require additional pre-approval by the Audit Committee.

ANNUAL REPORT

Our annual report for the fiscal year ended December 30, 2006, including the consolidated financial statements audited by PwC, independent registered public accounting firm, and their report thereon dated February 26, 2007, is being mailed to all shareholders with this proxy statement. In addition, a copy of our annual report, which includes our Form 10-K for the fiscal year ended December 30, 2006 (with exhibits 31.1, 31.2, 32.1 and 32.2 only), as filed with the SEC will be sent to any shareholder without charge upon written request to Ingram Micro Inc., 1600 East St. Andrew Place, Santa Ana, California 92705, Attention: Corporate Communications and Investor Relations Department. Our annual report on Form 10-K can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov or our Internet site at http://www.ingrammicro.com. This text is not an active link and our Internet site and the information contained on that site, or connected to that site, is not incorporated into this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

SHAREHOLDER PROPOSALS

Shareholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of shareholders in 2008 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, our Corporate Secretary must receive shareholder proposals no later than December 28, 2007.

By order of the Board of Directors,

Larry C. Boyd
Senior Vice President,
Secretary and General Counsel

April 26, 2007
Santa Ana, California

Exhibit A

INGRAM MICRO INC.
AUDIT COMMITTEE CHARTER
March 28, 2006

I.	Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Ingram Micro Inc. (the “Corporation”) is to discharge its responsibilities as set forth in the Corporation’s Amended and Restated Bylaws and to assist the Board’s oversight of:

•	The integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting, legal and ethical compliance.

•	The Corporation’s compliance with legal and regulatory requirements.

•	The independence and performance of the Corporation’s independent external auditors and internal audit department.

In addition, the Committee is charged with providing an avenue of open communication among the Corporation’s independent external auditors, management, internal audit department, and Board of Directors.

II.	Committee membership

The Committee shall be comprised of three or more directors, all of whom in the business judgment of the Board of Directors shall be independent in accordance with the rules and regulations of the Securities and Exchange Commission and New York Stock Exchange listing standards. Each member shall in the business judgment of the Board of Directors have the ability to read and understand the Corporation’s financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the business judgment of the Board of Directors be a financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the financial expert) shall in the business judgment of the Board of Directors have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards.

The Board shall appoint the members of the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

The Board shall designate one member of the Committee as its chair. The Committee shall meet in person or telephonically at least four times per year at a time and place determined by the Committee’s chair, with further meetings to occur when deemed necessary or desirable by the Committee or its chair. An agenda of matters to be addressed shall be distributed in advance of each meeting. The Committee shall maintain minutes of its meetings and report to the Board on a regular basis, but not less than once per year.

The Committee shall meet privately in executive sessions at least annually with management, the senior executive of the internal audit department, the independent external auditors, and by itself to discuss any matters that the Committee or each of these groups believe should be discussed.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

IV. Committee Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Governance Committee and the Board of Directors for approval and have it published at least once every three years in accordance with Securities and Exchange Commission regulations.

2.	Review and discuss the Corporation’s annual audited financial statements and related footnotes and quarterly financial statements to be included in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and discuss with management and the independent external auditors any significant issues regarding accounting principles, practices and judgments reflected therein prior to any public release, filing or distribution.

3.	Review and discuss the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, as required by New York Stock Exchange listing standards.

4.	Review and discuss any significant changes to the Corporation’s accounting principles and practices and any items required to be communicated by the independent external auditors in accordance with Statements of Auditing Standards 61 and 100, as amended from time to time, or any other relevant provisions of generally accepted auditing standards.

5.	Review and discuss the Corporation’s Annual Report on Form 10-K with management and the independent external auditors, and if in an acceptable form to the Committee, recommend to the Board of Directors approval of such Annual Report on Form 10-K.

6.	Discuss the Corporation’s policies with respect to risk assessment and risk management. As requested by management or determined by the Committee to be necessary, in consultation with management, the independent external auditors and the internal auditors, consider the integrity of the Corporation’s financial reporting processes and controls. As requested by management or determined by the Committee to be necessary, review significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. As requested by management, the independent external auditors or the senior executive of the internal audit department, or as determined by the Committee to be necessary, review significant findings prepared by the independent external auditors or the internal audit department together with management’s responses, as well as the status of previous recommendations.

7.	Review financial and accounting organizational structure and executive succession planning for the Corporation’s financial and accounting functions.

Independent External Auditors

8.	Appoint the independent external auditors for the purpose of preparing or issuing an audit report on the Corporation’s annual financial statements or performing related work and set their compensation.

9.	Review and discuss the independent external auditors’ audit plan with regard to its scope, staffing, locations, reliance upon management and the internal audit department, and general audit approach, the estimated fees and other matters pertaining to such audit as the Committee may deem appropriate.

10.	Pre-approve all audit and permitted non-audit services to be performed by the independent external auditors; provided, however, that the Committee may, in its discretion, elect to delegate the authority to pre-approve such services to one or more members of the Committee and, if permissible by rules and regulations of the Securities and Exchange Commission, to management, who shall report any decision to pre-approve any such services to the full Committee at its regularly scheduled meetings.

11.	Establish clear hiring policies for employees or former employees of the independent external auditors.

12.	On at least an annual basis, receive and review:

a.	a report by the independent external auditors describing (i) the independent external auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

b.	all other reports from the independent external auditors, including the annual comments from the independent external auditors on accounting procedures and systems of control.

13.	Receive from the independent external auditors the report required by Independence Standards Board Standard No. 1, or any successor thereto, as in effect at that time and discuss it with the independent external auditors.

14.	On at least an annual basis, ensure that the independent external auditors submit a formal written statement delineating all their relationships with the Corporation. Review and discuss with the independent external auditors all significant relationships they have with the Corporation that could impair their independence.

15.	Review with the independent external auditors any audit problems or difficulties and management’s response.

Internal Audit Department and Legal Compliance

16.	On at least an annual basis, review the charter, budget, plan, activities, organizational structure and qualifications of the internal audit department and its effectiveness, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing. As requested by management or the senior executive of the internal audit department or as determined by the Committee to be necessary, review changes in the foregoing. The internal audit department shall be responsible to management, but have a direct reporting responsibility to the Board of Directors through the Committee.

17.	Review and concur in the appointment, performance, and replacement of the senior executive of the internal audit department.

18.	As requested by management or the senior executive of the internal audit department or as determined by the Committee to be necessary, review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

19.	On at least an annual basis, review with the Corporation’s general counsel any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

20.	Review and recommend to the Board of Directors approval of the Corporation’s annual compliance plan and review the adequacy of management’s system for monitoring compliance with the Corporation’s policies on associate conduct.

Other Committee Responsibilities

21.	Annually prepare a report to shareowners for inclusion in the Corporation’s proxy statement for its annual meeting of shareowners covering the matters required by the Securities and Exchange Commission.

22.	Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Corporation’s accounting, internal controls or auditing matters.

23.	Perform any other activities consistent with this Charter, the Corporation’s Amended and Restated Bylaws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

24.	Maintain minutes of the Committee’s meetings and regularly report to the Board of Directors on the Committee’s performance of its purposes and responsibilities.

V.	Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of the Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.	Public Disclosure of Committee Charter

A copy of the Committee’s Charter shall be posted on the Corporation’s website.

VII.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to consult with and obtain information from the executive officers and other employees of the Corporation. The Corporation’s independent external auditors and internal audit department are ultimately accountable to the Committee. The Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to the independent auditors as well as anyone in the organization. The Committee may retain, at the Corporation’s expense, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent external auditors. Members of the Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

Exhibit B

INGRAM MICRO INC.
EXECUTIVE AND FINANCE COMMITTEE CHARTER
March 28, 2006

I.	Purpose of Committee

The purpose of the Executive and Finance committee (the “Committee”) of the Board of Directors (the “Board”) of Ingram Micro inc. (the “Corporation”) is to oversee the financial affairs and policies of the Corporation and make decisions requiring the attention of the Board between regularly scheduled meetings of the Board, subject to the limitations set forth by the Corporation’s Bylaws.

II.	Committee Membership

The Committee’s membership shall be consistent with the requirements of the Corporation’s Bylaws. The members of the Committee shall be appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

The Board shall designate one member of the Committee as its chair. The Committee shall meet in person or telephonically at least two times per year at a time and place determined by the Committee’s chair, with further meetings to occur when deemed necessary or desirable by the Committee or its chair. An agenda of matters to be addressed shall be distributed in advance of each meeting. The Committee shall maintain minutes of its meetings and report to the Board on a regular basis, but not less than once per year.

The Committee, may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.	Committee Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

1.	Between regularly scheduled meetings of the Board, make decisions requiring the attention of the Board which are not prohibited by the Corporation’s Bylaws or determined by the chair or a majority of the Committee to require action from the entire Board.

2.	Recommend to the Board the appropriate capital structure for the Corporation.

3.	Annually review and approve the Corporation’s capital adequacy and financing plan. Establish guidelines specifying the types of debt offerings or transactions the Committee is required to approve, and review and approve debt offerings and transactions required to be submitted to the Committee.

4.	Review and recommend to the Board, as appropriate, the terms and conditions of equity offerings (common, preferred, convertible, debt, etc.) and repurchases.

5.	Make recommendations to the Board concerning the Corporation’s dividend policy. Approve dividend payments consistent with the dividend policy approved by the Board.

6.	Review and approve on a periodic basis ROIC targets for the Corporation, its divisions, operating regions and subsidiaries.

7.	Review the assumptions and projected financial results associated with the Corporation’s annual operating plans, strategic plans, and major reorganization and restructuring plans.

8.	Review and either approve or reject, as appropriate, authorizations for capital expenditure required to be submitted to the Board with a value of up to $50 million for budgeted items and $25 million for unbudgeted items. Review and recommend approval or rejection, as appropriate, to the Board of authorizations for capital expenditure with a value of greater than $50 million for budgeted items and $25 million for unbudgeted items.

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9.	Review and either approve or reject, as appropriate, any acquisition, joint venture, business combination, investment or divestiture with a total aggregate consideration up to 2% of the Corporation’s stockholder equity calculated in accordance with generally accepted accounting principles for the most recent quarter for which financial information is available (after taking into account the amount of any indebtedness to be assumed or discharged by the Corporation or any of its subsidiaries and any amounts required to be contributed, invested or borrowed by the Corporation or any of its subsidiaries) unless any such transaction involves a change in strategic direction or entry into a new line of business. Review and recommend either approval or rejection, as appropriate, to the Board of any such transaction with a total aggregate consideration greater than 2% of the Corporation’s stockholders’ equity or that involves a change in strategic direction or entry into a new line of business.

10.	Review on a periodic basis the financial results realized from authorizations for capital expenditure required to be submitted to the Board and transactions described in Paragraph 9 above.

11.	Review on a periodic basis the Corporation’s policy governing approval levels for customer credit limits, capital expenditures, acquisitions, joint ventures, business combinations or divestitures.

12.	Review from time-to-time the investment policies and choices offered by the Corporation’s 401(k) savings plan and supplemental savings plan.

13.	Review from time-to-time the Corporation’s policies regarding the use of financial derivatives and the Corporation’s derivative positions.

14.	Review from time-to-time the Corporation’s foreign exchange hedging policies and procedures and the Corporation’s foreign exchange exposure positions.

15.	Review from time-to-time the Corporation’s tax position and key tax strategies.

16.	Review from time-to-time the adequacy of the Corporation’s insurance coverage.

17.	Review from time-to-time the Corporation’s cash management policies and procedures.

18.	Review and establish policies with respect to the issuance of corporate guarantees. Review from time to time the Corporation’s outstanding guarantees.

V.	Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to consult with and obtain information from the executive officers and other employees of the Corporation and to retain, at the Corporation’s expense, counsel and other experts or consultants.

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Exhibit C

INGRAM MICRO INC.
GOVERNANCE COMMITTEE CHARTER
March 28, 2006

I.	Purpose of Committee

The purpose of the Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Ingram Micro Inc. (the “Corporation”) is to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation and thereafter recommend such changes as it deems appropriate to maintain effective corporate governance. In addition, the Committee shall nominate individuals for election as members of the Board and recommend to the Board individuals for appointment to its committees.

II.	Committee Membership

The Committee shall consist solely of three or more members of the Board, each of whom is, in the business judgment of the Board, “independent” under the rules of the New York Stock Exchange, Inc.

The Board shall appoint the members of the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

The Board shall designate one member of the Committee as its chair. The Committee shall meet in person or telephonically at least four times per year at a time and place determined by the Committee’s chair, with further meetings to occur when deemed necessary or desirable by the Committee or its chair. An agenda of matters to be addressed shall be distributed in advance of each meeting. The Committee shall maintain minutes of its meetings and report to the Board on a regular basis, but not less than once per year.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.	Committee Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

1.	Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board.

2.	Identify individuals believed to be qualified to become Board members, and determine nominees to stand for election as directors at the annual meeting of shareowners or, if applicable, at a special meeting of shareowners. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board) which is to be filled by the Board, the Committee shall recommend to the Board an individual to fill such vacancy. In nominating candidates, the Committee shall comply with the requirements of the Corporation’s Bylaws and take into consideration such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by other directors, management or shareowners, but is not required to do so except as required by the Corporation’s Bylaws.

3.	In the case of a director nominee to fill a Board vacancy created by an increase in the size of the board, determine the class of directors in which the individual should serve.

4.	Identify Board members qualified to fill vacancies on any committee of the Board and recommend that the Board appoint the identified member or members to the respective committee. Recommend to the Board the individual committee member who should be appointed chair of the committee. In nominating a candidate for committee membership or chair, the Committee shall take into consideration the factors set forth in the

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Corporation’s Bylaws and the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

5.	Review and make recommendations to the Board on the amount and composition of non-employee director compensation.

6.	Review and make recommendations with respect to organization, processes and practices of the Board, including policies with respect to the size of the Board; the desired qualifications of directors; the types, function, size and membership of Board committees; the structure and number of meetings of the Board; the appropriateness and adequacy of information supplied to the Board before and during meetings; orientation of new directors; and Board retirement and tenure policies.

7.	Review and make recommendations with respect to the roles and effectiveness of the Board and its committees in the corporate governance process.

8.	Review and make recommendations to the Board with respect to the adoption and amendment of the charters of other committees.

9.	Establish procedures for the Committee to exercise oversight of the evaluation of the Board, its members and committees.

10.	Review and make recommendations to the Board regarding proposals from shareowners that relate to corporate governance and director nominations.

11.	Adopt policies relating to shareowner communications, director nominees by shareowners and Board attendance at the annual meeting of shareowners.

12.	Develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and review those principles at least once per year.

13.	Develop and recommend to the Board a code of conduct applicable to members of the Board, officers and associates of the Corporation, periodically review the code and recommend such changes as may be appropriate.

14.	Prepare and issue the evaluation required under “Performance Evaluation” below.

15.	Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

V.	Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of the Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.	Public Disclosure of Committee Charter

A copy of the Committee’s Charter shall be posted on the Corporation’s website.

VII.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to consult with and obtain information from the executive officers and other employees of the Corporation and to retain, at the Corporation’s expense, counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm to be used to identify director candidates, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms.

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Exhibit D

INGRAM MICRO INC.
HUMAN RESOURCES COMMITTEE CHARTER
March 28, 2006

I.	Purpose of the Committee

The purpose of the Human Resources Committee (the “Committee”) of the Board of Directors of Ingram Micro Inc. (the “Corporation”) is to discharge the responsibilities of the Board of Directors relating to compensation of the Corporation’s chief executive officer (“CEO”) and other executives. In addition, the Committee shall be responsible for general compensation strategies and policies relating to the Corporation’s associates, and shall review and report to the Board on the Corporation’s key strategic and operational human resource issues, ensuring that investments in human assets provide maximum return to all partners — associates, customers, shareowners and vendors.

II.	Committee Membership

The Committee shall be comprised of three or more directors. A person may serve on the Committee only if the Board of Directors determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and (iii) is “independent” in accordance with New York Stock Exchange listing standards.

The Board shall appoint the members of the Committee. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.	Committee Structure and Operations

The Board shall designate one member of the Committee as its chair. The Committee shall meet in person or telephonically at least four times per year at a time and place determined by the Committee’s chair, with further meetings to occur when deemed necessary or desirable by the Committee or its chair. An agenda of matters to be addressed shall be distributed in advance of each meeting. The Committee shall maintain minutes of its meetings and report to the Board on a regular basis, but not less than once per year.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

IV.	Committee Duties and Responsibilities

In furtherance of its purpose, the Committee shall have the following duties and responsibilities:

1.	Establish annual and long-term performance goals and objectives for the Corporation’s executive officers.

2.	Establish the compensation and evaluate the performance of the CEO and other executive officers in light of the approved performance goals and objectives.

3.	Set the compensation level of the CEO and other executive officers based upon the evaluation of the performance of the CEO and the other executive officers, respectively.

4.	Make recommendations to the Board of Directors with respect to incentive-based compensation plans and equity-based plans.

5.	Administer all stock related compensation plans, including granting options and awards under the Corporation’s stock-based compensation plans.

6.	Establish general compensation strategy and philosophy, including reviewing competitive analyses, policies and programs for the Corporation.

7.	Review and approve appointments to the Corporation’s Benefits Administration Committee.

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8.	Oversee succession-planning processes and key leader succession plans.

9.	Oversee work environment assessment and improvement.

10.	Produce a Committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

In discharging its duties and responsibilities, the Committee may choose to establish guidelines for executive compensation programs, and then delegate to management the authority and responsibility to administer the guidelines within the established programs.

In discharging its duties and responsibilities, the Committee shall review and, where appropriate, take action with respect to the following matters:

11.	Any salary adjustment or award of incentive compensation, stock options or other stock-based awards, or other bonus compensation to an executive officer of the Corporation or any of its subsidiaries who reports directly to the Corporation’s CEO or chief operating officer.

12.	The design and payment criteria of any incentive compensation plan in which the Corporation’s executive officers will participate.

13.	Any material changes in compensation, benefit or incentive plans of an executive officer of the Corporation or any of its subsidiaries who reports directly to the Corporation’s CEO or chief operating officer.

14.	Any employment agreement or severance agreement involving an executive officer of the Corporation or any of its subsidiaries who reports directly to the Corporation’s CEO or chief operating officer.

15.	Any awards under and modifications to the Corporation’s stock-based compensation plans.

16.	Any recommendation to the Board for the adoption of new stock- based compensation programs.

In determining the long-term incentive component of the compensation for the Corporation’s CEO and other executive officers, the Committee may consider the following: (i) the Corporation’s performance and relative shareowner return; (ii) the value of similar incentive awards to chief executive officers and executive officers at comparable companies; and (iii) the awards given to the Corporation’s CEO and executive officers in previous years.

V.	Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of the Charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.	Public Disclosure of Committee Charter

A copy of the Committee’s Charter shall be posted on the Corporation’s website.

VII.	Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to consult with and obtain information from the executive officers and other employees of the Corporation and to retain, at the Corporation’s expense, counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of the compensation of the Corporation’s CEO or other executive officers, to terminate any consultant retained by it, and to approve the consultant’s fees and other retention terms.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Ingram Micro Inc.

ANNUAL MEETING OF SHAREHOLDERS
JUNE 6, 2007
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, a shareholder of Ingram Micro Inc. (the “Company”), hereby appoints William D. Humes and Larry C. Boyd, and each of them individually, as Proxies to represent and vote all of the Company’s Class A common stock held of record as of the end of the business day on April 11, 2007 by the undersigned, each with full power of substitution, at the Annual Meeting of Shareholders of the Company, to be held on Wednesday, June 6, 2007, beginning at 10:00 a.m. (local time) at the Company’s Santa Ana campus, 1600 East St. Andrew Place, Santa Ana, California 92705, and at any adjournment or postponement thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED FOR PROPOSAL 1. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD, VOTE VIA TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS OF THIS PROXY CARD, OR ATTEND THE MEETING AND VOTE IN PERSON.
If this Proxy relates to shares held for the undersigned in the Ingram Micro Inc. 401(k) Investment Savings Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein, if received by May 28, 2007.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 6, 2007.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.
Proposal 1

Nominees for election of Class III Directors (Terms expiring in 2010):

	For	Withhold
01 — Orrin H. Ingram, II	☐	☐

02 — Michael T. Smith	☐	☐

03 — Gregory M.E. Spierkel	☐	☐

04 — Joe B. Wyatt	☐	☐

Nominee for election of Class I Directors (Term expiring in 2008):

	For	Withhold
05 — Leslie S. Heisz	☐	☐

*	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.
               /          /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.